Execution

LEASE AGREEMENT

By and Between

CTDASC001 LLC, a Delaware limited liability company

(Landlord)

and

CITI TRENDS, INC., a Delaware corporation

(Tenant)

Property:	1701 N Governor Williams Highway (Business HWY 52), Darlington, South Carolina 29540

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TABLE OF CONTENTS

Page

1.BASIC TERMS1

2.DEFINITIONS AND BASE PROVISIONS2

3.GRANTING CLAUSE9

4.USE10

5.RENT11

6.TRUE LEASE13

7.NET LEASE13

8.REAL ESTATE TAXES14

9.PERSONAL PROPERTY TAXES17

10.OPERATING EXPENSES17

11.TENANT’S REPAIR AND MAINTENANCE RESPONSIBILITIES18

12.COMPLIANCE WITH LAWS20

13.SURRENDER OF PREMISES21

14.ALTERATIONS21

15.ENTRY BY LANDLORD23

16.TENANT’S INSURANCE OBLIGATIONS24

17.OFAC28

18.WAIVER OF SUBROGATION29

19.FIRE OR OTHER CASUALTY29

20.CONDEMNATION31

21.INDEMNIFICATION33

22.ASSIGNMENT AND SUBLETTING34

23.LIENS37

24.TENANT’S DEFAULT37

25.REMEDIES OF LANDLORD38

26.SUBORDINATION/ATTORNMENT40

27.ESTOPPEL CERTIFICATE41

28.HAZARDOUS MATERIALS42

29.PRESS RELEASES45

30.HOLDING OVER45

31.FINANCIAL COVENANTS45

32.QUIET ENJOYMENT48

33.NOTICES48

34.PERSONAL LIABILITY48

35.ENTIRE AGREEMENT49

36.AMENDMENTS49

37.LEGAL INTERPRETATION49

38.OPTION TO RENEW50

39.AUTHORITY TO ENTER INTO LEASE52

40.PARTIES BOUND52

41.COUNTERPARTS; ELECTRONIC SIGNATURES53

42.SEVERABILITY53

43.WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES53

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44.MEMORANDUM OF LEASE53

45.BROKERS54

46.LOCAL LAW PROVISIONS54

47.RIGHT OF FIRST REFUSAL TO PURCHASE54

48.FORCE MAJEURE54

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3948937-12 13194.123000

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the 15th day of April, 2022 (the “Effective Date”), by and between CTDASC001 LLC, a Delaware limited liability company (“Landlord”), and CITI TRENDS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Tenant was the fee simple owner of the Premises prior to the Effective Date.
B.	Landlord purchased the Premises from Tenant pursuant to that certain Agreement for Purchase and Sale of Real Property dated as of March 14, 2022 (the “Purchase Agreement”).
C.	Landlord and Tenant are executing this Lease, pursuant to which Landlord shall lease the Premises to Tenant, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.BASIC TERMS
.
A.	“Additional Rent”: all sums of money required to be paid by Tenant under this Lease which are not specifically referred to as Base Rent, including, without limitation, the Real Estate Taxes, the Utility Charges and any and all other amounts, sums, charges, liabilities and obligations which Tenant assumes or agrees to pay or may become liable for under this Lease at any time and from time to time.
B.	“Base Rent”: Base Rent shall be paid in accordance with and in the amounts set forth on Exhibit A attached hereto and made a part hereof, subject to increases as set forth herein.
C.	“Building”: The building or buildings located on the Property in the approximate square footages set forth on Exhibit B-1 attached hereto and made a part hereof.
D.	“Commencement Date”: The Effective Date.
E.	“Expiration Date”: The last day of the calendar month in which the twentieth (20th) anniversary of the Commencement Date shall occur, subject to extension pursuant to Section 38 of this Lease.
F.	“Option to Renew”: Six (6) additional periods of five (5) years each under the terms and conditions set forth in Section 38 of this Lease.
G.	“Premises”: Collectively, the Building and the Property.
H.	“Property”: certain tracts or parcels of land commonly known as 1701 N Governor Williams Highway (Business HWY 52), Darlington, South Carolina 29540, more particularly described on Exhibit B-1 attached hereto and made a part hereof.

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I.	“Term”: The period commencing on the Commencement Date and expiring on the Expiration Date, unless extended pursuant to Section 38 of this Lease.
2.DEFINITIONS AND BASE PROVISIONS
.

For purposes of this Lease, the following terms shall have the meanings indicated below:

A.	“ADA”: The Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.
B.	“Affiliate”: With respect to Landlord or Tenant, shall mean a person or entity that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such person or entity.
C.	“Alterations”: Defined in Section 14.A hereof.
D.	“Anti-Money Laundering Laws”: The BSA and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly referred to as the USA Patriot Act), P.L. 107-56, as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.
E.	“Architect” shall mean an architect selected by Tenant to complete any applicable Tenant’s Work, who is reasonably acceptable to Landlord.
F.	“Bank”: Defined in Section 22.C.2 hereof.
G.	“Base Rent”: Defined in Section 1.A hereof.
H.	“BSA”: The Bank Secrecy Act (otherwise known as the Currency and Foreign Transactions Reporting Act), 31. U.S.C. §§ 310 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.
I.	“Building”: Defined in Section 1.C hereof.
J.	“Commencement Date”: Defined in Section 1.D hereof.
K.	“Comparable Buildings”: Buildings in the market in which the applicable Building is located that are comparable in size, design, use, age, location, class and quality to such Building.
L.	“Condemnation” means any condemnation, eminent domain proceeding or other governmental taking for any public or any quasi-public use, whether pursuant to (i) any Law, general or special, by any governmental authority (civil or military), (ii) an agreement with such governmental authority in settlement of or under threat of any requisition or confiscation, or otherwise or (ii) by private purchase in lieu thereof.

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M.	“Contract”: Defined in Section 47.B hereof.
N.	“Control” shall mean with respect to an entity that is a corporation, limited liability company, partnership or other entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the ownership interests of the entity, with respect to any non-publicly traded company, and more than twenty percent (20%) ownership, and a change in two or more board seats related to such ownership, with respect to a publicly traded company.
O.	“Default Rate”: The lesser of (i) the Prime Rate plus seven percent (7%) per annum, compounding monthly, or (ii) the highest rate allowed by applicable Law.
P.	“Effective Date”: Defined in the Preamble hereof.
Q.	“Encumbrance”: Any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, lease, sublease, attachment, conditional sales agreement, encumbrance, preemptive right, right of first refusal, right of first offer, covenant, condition, restriction, reciprocal easement agreement, declaration or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give or enter into any of the foregoing.
R.	“Environmental Laws”: Each and every Law pertaining to environmental, health or safety matters or Hazardous Materials applicable to or which otherwise pertains to or affects the Premises or the use, ownership, occupancy or operation of the Premises or any portion thereof, and as the same have been or may be amended, modified or supplemented from time to time, including but not limited to the (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), (2) Hazardous Substances Transportation Act (49 U.S.C. §1802 et seq.), (3) Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, (4) Water Pollution Control Act (33 U.S.C. §1251 et seq.), (5) Safe Drinking Water Act (42 U.S.C. §300f et seq.), (6) Clean Water Act (33 U.S.C. §1321 et seq.), (7) Clean Air Act (42 U.S.C. §7401 et seq.), (8) Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), (9) Toxic Substances Control Act (15 U.S.C. §2601 et seq.), (10) Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.), (11) Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. §7401 et seq.), (12) National Environmental Policy Act (42 U.S.C. §4321 et seq.), (13) Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. §9601 et seq.), (14) Occupational Safety and Health Act (29 U.S.C. §651 et seq.), (15) Refuse Act of 1999 (33 U.S.C. § 407 et seq.), (16) Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), (17) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401 et seq.), (18) Noise Control Act (42 U.S.C. § 4902 et seq.), (19) Atomic Energy Act (42 U.S.C. § 2011 et seq.) and (20) Nuclear Waste Policy Act of 1982 (42 U.S.C. § 10101 et seq.), and any similar state or local Laws and any and all rules and regulations in effect under such Laws.
S.	“Event of Default”: Defined in Section 24 hereof.
T.	“Exercise Period”: Defined in Section 47.A hereof.
U.	“Expiration Date”: Defined in Section 1.E hereof.
V.	“FILOT”: Defined in Section 8.F hereof.

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W.	“FILOT Agreement”: Defined in Section 8.F hereof.
X.	“Final Completion” shall mean with respect to any Tenant’s Work (a) the completion of construction of such Tenant’s Work, including all “punch list” items, in accordance with the applicable Plans as certified by the applicable General Contractor, and (b) all permits and licenses required for the legal occupancy of such Tenant’s Work, if any, have been obtained.
Y.	“Final Completion Date” shall mean the date that Final Completion of the applicable Tenant’s Work occurs.
Z.	“Financial Statements”: Defined in Section 31.B hereof.
AA.	“General Construction Contract” shall mean with respect to any Tenant’s Work, the applicable construction contract by and between the applicable General Contractor and Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
BB.	“General Contractor” shall mean, with respect to any Tenant’s Work, a contractor selected by Tenant to complete such Tenant’s Work and reasonably acceptable to Landlord and licensed in the state where the Property is located.
CC.	“Hazardous Materials”: shall mean (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radiation, mold or other microbial matter, odors, noise, per- and poly-fluoroalkyl substances, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental authority, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to human health or safety or to the environment.
DD.	“Indemnified Party” shall mean, with respect to any indemnification obligation contained in this Lease, the individual or entity so indemnified by the indemnifying party.
EE.	“Landlord”: Defined in the Preamble hereof.
FF.	“Landlord Claim”: Defined in Section 19.G hereof.
GG.	“Landlord Indemnified Parties”: Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives.
HH.	“Landlord Mortgage”: Defined in Section 26.B hereof.
II.	“Landlord Mortgagee”: Defined in Section 26.B hereof.
JJ.	“Landlord Notice Address”:

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c/o Oak Street Real Estate Capital, LLC
30 N. LaSalle, Suite 4140
Chicago, Illinois 60602
Attention: Michael Reiter
E-mail: reiter@oakstreetrec.com

With a copy to

c/o Oak Street Real Estate Capital, LLC
30 N. LaSalle, Suite 4140
Chicago, Illinois 60602
Attention: Heba Elayan
E-mail: heba.elayan@blueowl.com

With a copy to

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: David A. Rosenberg
E-mail: david.rosenberg@kirkland.com
KK.	“Landlord’s Notice”: Defined in Section 47.A hereof.
LL.	“Landlord’s Representatives”: Landlord’s agents, attorneys, representatives, members, directors, officers and employees.
MM.	“Late Charge”: Defined in Section 5.C hereof.
NN.	“Law”: All applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, common law, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions.
OO.	“LC Issuer Requirements”: Defined in Section 22.C.2 hereof.
PP.	“Lease”: Defined in the Preamble hereof.
QQ.	“Letter of Credit”: Defined in Section 22.C hereof.
RR.	“LC Amount”: Defined in Section 22.C hereof.
SS.	“NFA”: Defined in Section 28.H hereof.
TT.	“Negotiation Period”: Defined in Section 47.B hereof.

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UU.	“Net Award”: entire award payable with respect to the Property by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, less any costs incurred by Landlord or Tenant, as the case may be, in collecting such award or proceeds.
VV.	“OFAC Laws and Regulations”: All Laws administered by the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3), as same may be amended from time to time.
WW.	“Offer Price”: Defined in Section 47.A hereof.
XX.	“Option to Renew”: Defined in Section 1.F hereof.
YY.	“Permitted Encumbrances”: Any and all Encumbrances (i) affecting any portion of the Premises as of the Commencement Date, including, but not limited to, those Encumbrances shown on Landlord’s title policy obtained on the Effective Date, (ii) consisting of current taxes and assessments with respect to the Premises, not yet due or payable, (iii) arising or created by municipal and zoning ordinances and (iv) arising after the Commencement Date that are approved in writing by Landlord in its sole and absolute discretion.
ZZ.	“Personal Property”: All personal property on the Premises, which shall include, without limitation, all business machinery and equipment, including, but not limited to, specialized equipment unique to the nature of Tenant’s business, business records, furniture, furnishings, communications equipment, office equipment, computer equipment, computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, customer accounts, customer lists, customer information, inventory and proprietary information which may belong to Tenant or be in the possession of Tenant, which is located or used upon, in or about the Premises during the Term, or any renewal or extension thereof. Any generator and associated equipment located at the Premises, if any, shall constitute a fixture and shall not constitute Personal Property.
AAA.	“Plans” shall mean, with respect to any Tenant’s Work, the plans and specifications prepared by the Architect and approved by Landlord.
BBB.	“Premises”: Defined in Section 1.G hereof and described in Exhibit B-1.
CCC.	“Prime Rate”: The interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”. The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three

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hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.
DDD.	“Prior Environmental Reports”: Defined in Section 28.C hereof.
EEE.	“Prohibited Persons”: Defined in Section 17.B hereof.
FFF.	“Property”: Defined in Section 1.H hereof.
GGG.	“Purchase Agreement”: Defined in Recital B hereto.
HHH.	“Rating Agencies”: Defined in Section 22.C.2 hereof.
III.	“Real Estate Taxes”: Defined in Section 8.A hereof.
JJJ.	“Release”: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating, presence of, exposure to or disposing into the environment of any Hazardous Materials, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials.
KKK.	“Remedial Action” (i) the judicial or nonjudicial foreclosure of the Landlord Mortgage; (ii) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the Landlord Mortgage; (iii) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising directly out of or relating directly to any of the events referred to in foregoing clauses (a) or (ii); or (iv) the first subsequent transfer following any of the events referred to in foregoing clause (i) or (ii), or the pursuit by Landlord Mortgagee of any of the Remedial Actions
LLL.	“Renewal Amendment”: Defined in Section 38.E hereof.
MMM.	“Renewal Notice”: Defined in Section 38.A.1 hereof.
NNN.	“Renewal Option”: Defined in Section 38.A hereof.
OOO.	“Renewal Term”: Defined in Section 38.A hereof.
PPP.	“Renovations”: Certain capital improvements previously made, in the process of being made, or to be made with respect to the Property as more particularly described and depicted in those certain plans dated 8/11/21 prepared by Hy-Tek Material Handling LLC captioned “Citi Trends – Darlington, SC – Project Number: SGA210181 – Shipping Sorter.”
QQQ.	“Rent”: Defined in Section 5.A hereof.
RRR.	“Repossessed Premises”: Defined in Section 25.C hereof.
SSS.	“Restoration Standards”: Defined in Section 19.A hereof.
TTT.	“Right of First Refusal”: Defined in Section 47 hereof.

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UUU.	“SEC”: Defined in Section 31.B hereof.
VVV.	“SNDA”: Defined in Section 26.A hereof.
WWW.	“Substitute Tenant”: Defined in Section 25.C hereof.
XXX.	“Tanks”: Defined in Section 28.H hereof.
YYY.	“Taxes”: Defined in Section 8.D hereof.
ZZZ.	“Temporary Discontinuances”: Defined in Section 4.B hereof.
AAAA.“Tenant”:  Defined in the Preamble hereto.
BBBB.“Tenant Indemnified Parties”: Tenant and any mortgagee of Tenant’s interest in this Lease or in the Premises, and Tenant’s respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, attorneys and representatives.
CCCC.	“Tenant Notice Address”:

Citi Trends, Inc.
104 Coleman Boulevard
Savannah, Georgia 31408-9565
Attn: Legal Department

DDDD. “Tenant’s Personal Property”:  Defined in Section 13 hereof.
EEEE.	“Tenant’s Purchase Election”: Defined in Section 47.A hereof.
FFFF.	“Tenant’s Representatives”: Tenant’s agents, attorneys, representatives, directors, officers and employees and any mortgagee of Tenant’s interest in this Lease or in the Premises.
GGGG.	“Tenant’s Work”: Defined in Exhibit C hereof.
HHHH.	“Term”: Defined in Section 1.I hereof.
IIII.	“Transfer”: Defined in Section 22.B hereof.
JJJJ.	“U.S. Publicly-Traded Entity”: Defined in Section 17.A hereof.
KKKK.	“Utility Charges”: Defined in Section 10.A hereof.
3.GRANTING CLAUSE
.
A.	Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions contained in this Lease, does hereby lease, demise, let and deliver to Tenant, and Tenant, in consideration of the covenants and agreements to be performed by Landlord and upon the terms and conditions contained in this Lease, does hereby lease from Landlord, the Premises, to have and to hold for the Term. Tenant acknowledges receipt and delivery of complete

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and exclusive possession of the Premises, subject to the Permitted Encumbrances. Tenant acknowledges and confirms that for a substantial period prior to and up to and including the execution of this Lease, Tenant has been in continuous ownership and possession of the Premises, and, accordingly, Tenant is fully familiar therewith, and Tenant has examined and otherwise has knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder. Regardless, however, of any knowledge, examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Premises “as is,” “where is” and “with all faults” in its present condition. Tenant hereby irrevocably, unconditionally and absolutely waives and relinquishes any claim or action against Landlord whatsoever in respect of the condition of the Premises as of the Commencement Date, including any patent or latent defects or adverse conditions not discovered or discoverable or otherwise known or unknown by Tenant as of the Commencement Date.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR IN LAW, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, KNOWN AND UNKNOWN, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT, INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL CONDITION OF THE PREMISES, ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

Without limiting the foregoing, Tenant realizes and acknowledges that factual matters existing as of the Commencement Date now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives, from any and all such unknown losses, damages, liabilities, costs and expenses.

B.	Landlord and Tenant covenant and agree that, except to the extent otherwise required by applicable Law: (i) each will treat this Lease in accordance with U.S. generally accepted accounting principles, consistently applied, and as a true lease for state law reporting purposes and for federal income tax purposes; and (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to any governmental authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 3.B.
C.	Tenant acknowledges that fee simple title (both legal and equitable) to the Premises is vested in Landlord and that Tenant has only the leasehold right of possession and use of the Premises as provided herein.

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4.USE
.
A.	The Premises shall be used only for the purpose of receiving, manufacturing, assembling, testing, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant, for related office uses in all cases subject to and in compliance with all Laws and Permitted Encumbrances. Tenant shall use the Premises only as provided by and in accordance with all Permitted Encumbrances, subject to Landlord’s reservation of rights herein. Tenant shall not use or occupy the Premises, or any part thereof, nor permit or allow the Premises or any part thereof to be used or occupied, for (i) any purpose or in any manner which is in violation of any Law or a violation of the provisions set forth in Section 28 or any other provision of this Lease or (ii) in any manner which violates any certificates of occupancy for the Premises or makes void or voidable any insurance then in force with respect thereto as is required pursuant to Section 16 hereof. Tenant’s occupancy of the Premises will be in compliance with all applicable Laws and insurance requirements, and as otherwise provided in this Lease. Tenant shall neither suffer nor permit the Premises or any portion thereof to be used, or otherwise act or fail to act, in such a manner as (I) might impair Landlord’s title thereto or to any portion thereof, (II) may make possible a claim of adverse use or possession or an implied dedication of the Premises or any portion of the Premises, or (III) may subject the Premises or this Lease to any Encumbrances, other than Permitted Encumbrances. Notwithstanding anything herein to the contrary, Tenant shall not (a) permit any unlawful practice to be carried on or committed in the Premises; (b) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof; (c) deface or injure the Premises; (d) overload the floors, walls or ceilings of the Premises; (e) commit or suffer any material waste in or about the Premises; (f) use the Premises in any manner that may diminish the value of the Premises in any material respect; or (g) use the Premises for any of the following purposes without the Landlord’s prior consent (in its sole and absolute discretion): (i) bar, nightclub, adult bookstore or video shop or other adult entertainment establishment; (ii) incineration or reduction of garbage or any garbage dumps on the Premises; (iii) mortuary; (iv) fire sale, bankruptcy sale or auction house operation; (v) laundry or dry cleaning plant or laundromat; (vi) automobile, truck, trailer or RV repairs on-site (other than as incidental to the use of the Premises as a distribution center, which shall be in accordance with all applicable Laws); (vii) “flea market” secondhand store, surplus or other “off-price” or deep discount store (provided that the uses in this clause (vii) shall be permitted on no more than five percent (5%) of the square footage of the Premises in the aggregate); (viii) massage parlor; (ix) carnival; or (x) gambling or off-track betting operation.
B.	At all times during the initial five (5) years of the Term, Tenant shall occupy the Premises and operate its business on the Premises in the ordinary course except during periods when such operation may be temporarily discontinued by reason of casualty, condemnation or, solely to the extent necessary, ordinary course repairs (“Temporary Discontinuances”) (provided, however, that during all such Temporary Discontinuances Tenant shall strictly comply with the terms and conditions of Section 19 and Section 20 of this Lease. Notwithstanding the foregoing, from and after the date that is five (5) years after the Commencement Date, Tenant shall have no obligation to occupy the Premises or to operate any business within the Premises; provided, however, if following the date that is five (5) years after the Commencement Date, Tenant does not occupy the Premises and operate its business on the Premises for a period of one hundred eighty (180) consecutive days for any reason other than a Temporary Discontinuance, Tenant shall cooperate with Landlord’s efforts to permit a third party to occupy and use the Premises for its business

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(including, without limitation, executing a commercially reasonable sublease agreement with such third party).
C.	Tenant will not enter into any agreements or consent to any transaction or instruments that will create an Encumbrance on the Premises without Landlord’s prior written consent in its sole discretion; provided that Landlord shall not unreasonably withhold, condition or delay its consent to any easements, licenses or similar instruments for utilities and technology service providers. Tenant shall be responsible for complying with the terms and conditions of, and paying the costs and expenses under, all Encumbrances on the Premises (other than Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage, or the extent caused by or through Landlord or Landlord’s Representatives without Tenant’s consent (not to be unreasonably withheld, conditioned or delayed), but excluding any Encumbrance required by any governmental authority or pursuant any law, rule or regulation). Tenant shall not, without Landlord’s prior written consent (in Landlord’s sole discretion), apply for or otherwise seek or obtain any zoning changes or variances with respect to the Property; provided that with respect to a zoning change or variance that solely increases the permitted uses at the property, but otherwise does not change the zoning applicable to the Property, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. If Landlord desires to seek or obtain any zoning changes or variances with respect to the Property, Tenant shall cooperate in all respects therewith, at Landlord’s request, provided that such zoning change or variance will not prohibit Tenant’s use of the Property for its then-current use.
D.	Tenant shall have the right to access and use the Premises twenty-four (24) hours per day, seven (7) days per week.
5.RENT
.
A.	Tenant shall pay Base Rent to Landlord in the manner provided in Section 5.A in equal consecutive monthly installments in advance on or before the first (1st) day of each calendar month commencing as of the Commencement Date and continuing through the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying such Base Rent by a fraction, the numerator of which is the number of days of the Term within such calendar month and the denominator of which is the total number of days within such calendar month. Tenant shall pay its first monthly installment of Base Rent, which may be prorated pursuant to this Section 5.A, on the Commencement Date in connection with Landlord’s acquisition of the Premises pursuant to the Purchase Agreement.
B.	For purposes of this Lease, the Base Rent and Additional Rent are sometimes collectively referred to as “Rent”; and, in the event of any failure on the part of Tenant to pay any portion of the Rent, every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items, including, without limitation, all amounts for which Tenant is or may become liable to indemnify Landlord and the Landlord Indemnified Parties under this Lease (including reasonable attorneys’ fees and court costs) shall be deemed to be Rent. All Rent is payable in lawful money of the United States of America and legal tender for the payment of public and private debts without notice, demand, abatement, deduction, or setoff under any circumstances, in accordance with the wire or ACH information as Landlord designates to Tenant in writing from time to time,

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In no event shall Tenant be required to pay to Landlord any item of Additional Rent that Tenant is obligated to pay and has paid to any third party pursuant to any provision of this Lease.
C.	Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs and administrative complications not contemplated hereunder, the exact amount and scope of which are presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent due to Landlord is not paid on the date it is due for any reason, Tenant shall pay Landlord upon demand a late charge equal to the lesser of (i) seven percent (7%) of the delinquent installment of Rent and (ii) the highest amount allowed by applicable Law (each a “Late Charge”); provided that, so long as Rent is paid within three (3) business days of notice from Landlord and no other installment of Rent in the previous twenty-four (24) month period was paid after the date it was due, then no Late Charge shall be charged for such late payment of Rent. The parties agree that this Late Charge represents a fair and reasonable estimate of the costs and expenses (including economic losses) that Landlord will incur by reason of late payment by Tenant. The parties further agree that such Late Charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. In addition, any amount of delinquent Rent (including the amount of any Late Charge) due to Landlord shall accrue interest at the Default Rate from the date on which such Rent was due up to the date that such Rent is paid. The payment of such Late Charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. Without limitation of the foregoing, Tenant shall be responsible for payment of all interest, late charges, and other costs and fees imposed by third parties with respect to late payments of Utilities or other third-party charges that are the responsibility of Tenant hereunder.
D.	For any non-scheduled payment of Rent hereunder that is payable by Tenant on demand by Landlord, such shall be due ten (10) days following written demand therefor by Landlord, without abatement, deduction, or setoff under any circumstances.
6.TRUE LEASE
A.	It is the intent of Landlord and Tenant that this Lease establish a “true lease” of all parcels constituting the Premises for all purposes under the United States Bankruptcy Code, applicable state law, and for Federal income tax purposes. The Rent for the Term is intended to be “fixed rent” within the meaning of Treasury Regulation Section 1.467-1(h)(3) for each annual period. This Lease is a “true lease” and does not represent a financing statement, financing lease, financing agreement, device or arrangement, security interest, security agreement, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, or other financing or trust arrangement or any other non-lease transaction. Each of the parties (1) waives any claim or defense based upon the characterization of the Lease as anything other than a “true lease”, (2) stipulates and agrees not to challenge, and is estopped from challenging, the validity, enforceability or characterization of the lease of the Premises under the Lease as a “true lease,” (3) stipulates and agrees, and is estopped from challenging, that nothing contained in the Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like and (4) shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a “true lease” and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any

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challenge occurs. Landlord does not intend to convey any fee interest in any of the Premises to Tenant. Tenant does not intend to obtain an interest in the Premises other than a leasehold interest pursuant to the Lease. The Lease may not be construed in any manner to create any relationship between the parties other than a landlord-tenant relationship.
7.NET LEASE
.
A.	Landlord and Tenant acknowledge and agree that (i) this Lease is, and is intended to be, what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Base Rent, Real Estate Taxes and all other Rent throughout the Term with respect to the entire Premises, all as more fully set forth in Section 5. All of the costs, expenses, responsibilities and obligations of every kind and nature whatsoever foreseen and unforeseen relating to the condition, use, operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant, and Landlord shall have no responsibility or liability therefor. Tenant covenants to pay Base Rent, Additional Rent and all other Rent hereunder are independent covenants, and Tenant shall have no right to hold back, offset, deduct, credit against or fail to pay in full any such amounts for claimed or actual default or breach by Landlord of whatsoever nature, for force majeure or for any other reason whatsoever. For the avoidance of doubt, Tenant shall not have, and hereby expressly and absolutely waives, relinquishes, and covenants not to assert, accept or take advantage of, any right to deposit or pay with or into any court or other third-party escrow, depository account or tenant account with respect to any disputed Rent, or any Rent pending resolution of any other dispute or controversy with Landlord. Tenant hereby expressly waives any and all defenses it may have at law or in equity to payment of Rent, including, without limitation, based on any theories of frustration of purpose, impossibility, or otherwise.
B.	Landlord and Tenant acknowledge and agree that this Lease is intended to be a “true lease” and an “operating lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, this Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, or shall be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant. Landlord and Tenant shall each use commercially reasonable efforts to take such actions as may be reasonably required to maintain the status of this Lease as a “true lease” and an “operating lease”
8.REAL ESTATE TAXES
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A.	During the Term, Tenant shall promptly pay, or cause to be paid, on a cash basis when due to the applicable taxing authority one hundred percent (100%) of all Taxes, including ad valorem, sales, use, rent or similar taxes, including tax increases and re-assessments; payments in lieu of taxes

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pursuant to any statutory service agreement, payment-in-lieu-of-taxes agreement or the like; transfer taxes; assessments, including assessments for supplemental assessments and public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term, and including assessments under Encumbrances; water, sewer and other utility levies and charges; excise tax levies; fees, including license, permit, inspection, authorization and similar fees; and all other governmental and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character and any kind and nature whatsoever in respect of the Premises (including, without limitation, any Building and/or Property) and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Tenant which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) the Premises or any part thereof or any appurtenance thereto, (ii) any Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, (iii) this Lease or the leasehold estate hereby created or the operation, possession, occupancy or use of the Premises or any part thereof, (iv) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Premises or the Property or the leasing or use of the Premises or the Property or any part thereof, or (v) any document to which Tenant is a party creating or transferring an interest or estate in the Premises, together with any interest or penalties thereon (all of which are hereinafter called “Real Estate Taxes”). Notwithstanding the foregoing, Real Estate Taxes shall not include income, franchise, capital stock, estate and inheritance, or other similar taxes payable by Landlord, provided that Tenant shall be responsible, at its sole cost and expense, for the payment of any business license fees charged in connection with this Lease or Tenant’s operations upon the Premises (“Business License Fees”). Tenant shall make such payments directly to the taxing authorities and shall promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such direct payments. Tenant’s obligation to pay Real Estate Taxes shall be absolutely fixed upon the date such Real Estate Taxes become a lien upon the Premises or any part thereof, subject to Section 8.C. Tenant shall also be responsible for all Real Estate Taxes which, on the Commencement Date, are a lien upon the Premises or any part thereof.
B.	If Landlord receives a bill for Real Estate Taxes, Landlord shall provide the bill for each installment of Real Estate Taxes to Tenant promptly upon Landlord’s receipt of such bill. Tenant shall pay the Real Estate Taxes set forth on such bill prior to when due. Upon Landlord’s written request, Tenant shall provide Landlord with reasonable evidence that such Real Estate Taxes have been paid. If Tenant shall default in the payment of any Real Estate Taxes, Landlord shall have the right (but not the obligation) to pay the same together with any penalties and interest, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate. Tenant may pay any Real Estate Taxes in installments, if payment may be so made without penalty, fine, premium or interest, except that on the termination of this Lease any Real Estate Taxes which Tenant has elected to pay in installments shall be apportioned between Landlord and Tenant based on the time remaining in the Term. All Real Estate Taxes for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant on a cash basis. Notwithstanding anything to the contrary contained in this Lease, under no circumstances shall any federal, state or municipal income taxes, gross revenue taxes, franchise taxes, capital stock taxes, estate or inheritance taxes, margin taxes, capital gains taxes or similar taxes due from or assessed against Landlord with respect to the Property be considered Real Estate Taxes, provided that Tenant shall be responsible, at its sole cost and expense, for the payment of any Business License Fees.

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C.	Tenant shall have the right, before delinquency occurs, of protesting, contesting, objecting to or opposing, at Tenant’s sole cost and expense, by appropriate legal proceedings conducted in good faith and with due diligence, the legality or amount of any such Real Estate Taxes, assessments or assessed valuations in its own or in Landlord’s name as the case may be, and upon Tenant’s written request, Landlord will, at no cost or expense to Landlord, reasonably cooperate with Tenant; provided, however, that (i) in the case of any unpaid Real Estate Taxes, lien, attachment, levy, encumbrance, charge or claim pursuant to any Law, the commencement and continuation of such proceedings shall suspend the collection or enforcement thereof from or against Landlord and the Premises, which suspension may be caused by the payment by Tenant of a bond or some other form of security for payment; (ii) neither the Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings solely based on the outcome of the proceeding and not if Tenant has the right to make a curative payment following the outcome of the proceeding to avoid any of the foregoing consequences; (iii) the insurance coverage required by Section 16 shall be maintained; (iv) Tenant shall keep Landlord reasonably informed as to the status of and with copies of all documents in the proceedings, upon request by Landlord; (v) if such contest shall be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, and (vi) Tenant shall fund without reimbursement from Landlord any bond, deposit or such other security required by a taxing authority, Landlord Mortgagee, or other party in connection with any protest or contest contemplated by this Section 8. Landlord shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, provided Tenant shall reimburse Landlord for its actual out-of-pocket costs associated with such execution, and, if reasonably requested by Tenant, Landlord shall join as a party therein (and at no cost or expense to Landlord). The provisions of this Section 8.C shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder. Without limiting any other provision of this Lease, Tenant shall indemnify, defend, protect and save harmless Landlord and all Landlord Indemnified Parties and the Premises from and against any and all liability, costs, fees, damages, expenses, penalties, fines and charges of any kind (including reasonable attorneys’ fees, including those incurred in the enforcement of this indemnity) that may be imposed upon Landlord or the Premises or any portion thereof in connection with any such contest and any loss resulting therefrom. Any refund due from any taxing authority in respect of any Real Estate Taxes paid by or on behalf of Tenant shall be paid over to or retained by Tenant.
D.	Tenant will indemnify Landlord and/or any Landlord Indemnified Parties, on an after-tax basis, against any fees or taxes, including, but not limited to, Real Estate Taxes and any fees or taxes directly attributable to the Premises on a site level basis (“Taxes”) imposed by the United States or any taxing jurisdiction or authority of or in the United States or any state in connection with this Lease, Landlord’s ownership of the Premises and/or Tenant’s use of the Premises.
E.	Landlord and Tenant shall, upon request of the other, promptly provide such data as is maintained by the party to whom the request is made with respect to the Premises as may be necessary to prepare any required tax returns and reports required by a governmental authority.
F.	Landlord and Tenant acknowledge that the Property is currently benefitting from a Fee In Lieu of Tax Agreement (the “FILOT”) with Darlington County as evidenced by that certain Fee In Lieu Of Tax Agreement, between Darlington County, South Carolina and Tenant, dated as of May 5,

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2008 (the “FILOT Agreement”). Landlord agrees to cooperate with Tenant, at no cost to Landlord, in taking such actions (including, without limitation, executing documents) as may be reasonably required to assist Tenant in maintaining the FILOT in force and effect. Tenant shall use continuous diligent efforts to deliver to Landlord, written confirmation from Darlington County, South Carolina, of the ratification of the transfer of the FILOT Agreement to Landlord in a form reasonably acceptable to Landlord. Provided, however, if (i) Darlington Count, South Carolina terminates the FILOT Agreement as a result of the transfer to Landlord and (ii) this Lease is terminated pursuant to its terms prior to what would have been the expiration date of the FILOT Agreement, then upon such termination of this Lease (in addition to any other remedy or damages received by Landlord hereunder) Tenant shall pay to Landlord an amount equal to the present value (using a discount rate of seven percent (7%)) of the difference between (A) the fees that would have been payable under the FILOT Agreement and (B) the actual expected taxes payable after the termination of the FILOT, in each case, for what would have been the remaining term of the FILOT Agreement if the FILOT Agreement had not been so terminated.
9.PERSONAL PROPERTY TAXES
.

Tenant shall be liable for and shall promptly pay when due all personal property taxes related to Personal Property and Tenant’s Personal Property placed in the Premises.  Tenant may, without Landlord’s consent, before delinquency occurs, contest any such taxes related to the Personal Property.

10.OPERATING EXPENSES
.
A.	Utilities. During the Term, Tenant agrees to pay all fees, costs, expenses and charges for electricity, power, gas, oil, water, sanitary and storm sewer, septic system refuse collection, landscaping, telephone, internet, trash removal, security, and other utilities and services consumed, rendered or used on or about the Premises (or any portion thereof) and such utility franchises as may be appurtenant to the use of the Premises (or any portion thereof) (collectively, “Utility Charges”). Landlord acknowledges and agrees that Tenant may enter into contracts for any of the foregoing services or the like without Landlord’s prior consent during the Term; provided, that any such contract shall be terminable by Tenant (or Landlord following termination of this Lease in accordance with its terms) at or prior to the expiration or sooner termination of the Lease or upon no more than thirty (30) days’ prior notice to the third-party servicer. Any resulting termination premium, fee or penalty shall be the sole responsibility of Tenant.
B.	Third Party Management. Tenant shall have the right to manage and operate the Premises (or any portion thereof) utilizing third parties for the management and operation thereof, without obtaining Landlord’s prior written consent of such third party. Notwithstanding the appointment of any third-party manager, Tenant shall remain fully responsible for the Premises in accordance with the terms hereof.
11.TENANT’S REPAIR AND MAINTENANCE RESPONSIBILITIES
.
A.	Throughout the Term, Tenant, at its sole cost and expense, will keep the Premises in a substantially similar condition as existed on the Commencement Date (reasonable wear and tear, damage from fire or other casualty excepted), whether or not the need for such repairs occurs as a result of

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Tenant’s use, the elements, or the age of the applicable Building, the applicable Property or Tenant’s Personal Property, or otherwise, and will commit or allow no physical waste with respect thereto, and with reasonable promptness, will make all necessary and appropriate repairs and replacements thereto of every kind and nature, including without limitation those necessary to ensure continuing compliance with all Laws and insurance requirements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. Tenant’s maintenance, repair and replacement obligations shall extend to and include, without limitation, all systems serving the Premises and, subject to any Permitted Encumbrances, any Parking Areas and landscaping on the Property. The necessity for and adequacy of repairs to any Building or other improvements forming a part of the Premises shall be measured by the standard which is appropriate for and equivalent in quality to such Building’s Comparable Buildings. Tenant’s obligations under this Section 11 shall, without limitation, include the maintenance, repair and replacement (a) at all times, of any and all building systems, machinery and equipment which exclusively serve the Premises, and (b) the bearing walls, floors, foundations, roofs and all structural elements of the Premises. Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to (i) create (or permit to continue) any dangerous condition, or (ii) create (or permit to continue) any condition which might reasonably be expected to involve any loss, damage or injury to any person or property. All repairs and replacements shall be in quality and class at least equal to the original work and shall be made promptly as and when necessary. Repairs and replacements called for as a result of fire and/or other casualty and Condemnation shall be made pursuant to the provisions of Sections 19 and 20 hereof, respectively. In connection with the foregoing, Tenant’s obligations with respect to the Premises shall include, without limitation, items such as, to the extent applicable:
1.	Maintaining, repairing, and replacing, as necessary, the roof of the Building on the Premises;
2.	Maintaining and repairing the bearing walls, floors, foundations, and all structural elements of the Building on the Premises;
3.	Maintaining (including periodic window washing and periodic painting) and repairing the facade and exterior walls of the Building on the Premises;
4.	Repairing and replacing, as necessary, the doors (including, without limitation, any overhead doors) and windows of the Building on the Premises, and the mechanisms therefor;
5.	Causing the regular removal of garbage and refuse from the Premises;
6.	Causing the regular spraying for and control of insect, rodent, animal and pest infestation, and maintaining in good working order and condition all doors (both swinging and roll-up doors), including, without limitation, all weather seals;
7.	Servicing, maintaining, repairing and replacing all systems and equipment serving the Premises, including, without limitation, heating, ventilation, and air-conditioning equipment, and generators;

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8.	Regular sweeping, cleaning and removal of trash, debris, other materials from the Premises and from the immediately adjacent sidewalks, service drives and loading or delivery areas, if any, of such Premises, as necessary to keep the same clean and in good order and condition;
9.	Regular sweeping, cleaning and washing of the interior of the Building, including, without limitation, floors, windows and fixtures, and periodic washing and painting of interior walls;
10.	Repairing broken, damaged or leaking walls, bathrooms, ceilings, or fixtures and equipment in the interior of the Building, including, without limitation, plate glass windows, windows, floors and lighting fixtures;
11.	Irrigating and performing all gardening and landscaping of all lawns, trees, shrubs and plantings comprising part of the Premises; and
12.	Tenant shall maintain a contract on at least an annual basis for regular servicing and maintenance (at least once annually) of the heating, ventilating, air conditioning and vertical transportation systems serving the Building, unless Landlord shall otherwise direct. Upon written request of Landlord, Tenant shall submit to Landlord a copy of such fully paid contract and any extensions, renewals or replacements thereof. At a minimum, each maintenance contract for any such equipment shall include a provision that such contractor shall be required to coordinate any activities performed on the roof of the Building by a roofing contractor, so as to not void any roof or related warranties.
B.	Landlord shall not be required to furnish any services or facilities or make any repairs or alterations in or to the Premises, and Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Premises; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Premises (including any parking or common areas which comprise part of the Premises) in any way. Tenant hereby expressly and unconditionally waives, to the fullest extent now or hereafter permitted by Law, the right to make repairs or perform any maintenance at the expense of Landlord which right may be provided for in any Law in effect at the time of the execution and delivery of this Lease or which may hereafter be enacted. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. However, on default of Tenant beyond the expiration of any applicable notice and cure periods in making such repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant’s account and the expense thereof shall be paid by Tenant to Landlord upon demand with interest at the Default Rate.
C.	Landlord hereby assigns to Tenant the non-exclusive right to exercise any and all rights and powers of Landlord under all warranties and guaranties of the manufacturers, contractors and/or materialmen regarding any improvements or systems required by the terms of this Lease to be repaired and maintained by Tenant, if and to the extent that Landlord has any such warranties and guaranties, and Landlord agrees to reasonably cooperate with Tenant in the enforcement by

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Tenant, at Tenant’s sole cost and expense, of any such warranties or guaranties.
D.	Tenant shall initiate the repairs set forth on Exhibit H and diligently prosecute the same to completion, provided that, all such repairs shall be completed within ninety (90) days after the Commencement Date.
12.COMPLIANCE WITH LAWS
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Tenant shall, at its sole cost and expense, use and maintain the Premises in compliance with all Laws, and Tenant shall, at its sole cost and expense, comply with all Laws applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Premises, including without limitation, all Environmental Laws, the ADA and other access laws and those which require the making of any structural, unforeseen or extraordinary changes and including those which involve a change of policy on the part of the governmental body enacting the same. Tenant shall, at its sole cost and expense, comply with all Encumbrances affecting the Premises or any portion thereof (other than Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage, or the extent caused by or through Landlord or Landlord’s Representatives without Tenant’s consent (not to be unreasonably withheld, conditioned or delayed), but excluding any Encumbrance required by any governmental authority or pursuant any law, rule or regulation). Tenant, at its sole expense, shall comply with the requirements of policies of special form insurance coverage at any time in force with respect to the Premises as required pursuant to Section 16 hereof and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof in effect as of the date hereof or the ownership, occupancy or use thereof.  Without diminishing the obligations of Tenant, if Tenant shall at any time fail to comply as promptly as reasonably practicable with any Law applicable to the Premises, or the use and occupation thereof, Landlord may cause the Premises to so comply and the reasonable costs and expenses of Landlord in such compliance shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate.

13.SURRENDER OF PREMISES
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Upon the expiration of this Lease pursuant to its terms (or, in the event of a termination of this Lease on a date other than the scheduled Expiration Date of this Lease, as promptly as commercially practicable thereafter (but in any event within thirty (30) days thereafter)), Tenant shall surrender to Landlord the Premises, including the Renovations and other Alterations constructed by Tenant therein, with all fixtures appurtenant thereto (but not including furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other Personal Property installed or placed on the Premises by Tenant) (collectively, “Tenant’s Personal Property”), free and clear of any occupants or tenancies (including subtenancies) (other than subtenants under subleases as in effect on the date hereof) and in compliance with Laws (including, without limitation, Environmental Laws) and in as good (or better) condition and repair as existed as of the Commencement Date, reasonable wear and tear and damage from fire or other casualty excepted, and any new buildings, alterations, improvements, replacements or additions constructed by Tenant and remaining at the Premises, in the same or better condition as when completed, reasonable wear and tear and damage from fire or other casualty excepted. Without limitation to the foregoing, at Landlord’s written request provided that Landlord has reasonable, good faith cause to believe that a Release of Hazardous Materials has occurred or a violation of applicable

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Environmental Laws then exists on the Property, Tenant shall commission and provide to Landlord, or Landlord may commission, in each event, at Tenant’s sole cost and expense, a Phase I site assessment and, if recommended by such Phase I, a Phase II site assessment of the Premises at Tenant’s sole cost and expense, for purposes of confirming the environmental condition of the Premises and Tenant’s compliance with the terms of the Lease with respect to environmental matters. Any of Tenant’s Personal Property installed or placed on the Premises by Tenant or any subtenant or assignee of Tenant, if not removed within thirty (30) days after termination or expiration of this Lease shall be deemed abandoned and become the property of Landlord without any payment or offset therefor if Landlord so elects.  If Landlord shall not so elect, Landlord may remove such property from the Premises and have it stored at Tenant’s risk and expense. Tenant shall repair and restore and save Landlord harmless from all damage to the Premises caused by such removal by Landlord, except to the extent such damage is caused by Landlord or any Landlord’s Representatives gross negligence or willful misconduct.

14.ALTERATIONS
.
A.	Tenant shall not make any alterations, renovations, additions or improvements to the Premises or any portion thereof (“Alterations”) without first obtaining the prior written consent of Landlord, provided, however, that so long as no Event of Default has occurred and is then continuing, Landlord’s prior written consent shall not be required, but prior written notice shall be delivered to Landlord accompanied with full and complete drawings and Plans prepared by the Architect or engineer, if applicable, for any Alterations to the Premises that: (i) are not structural additions or structural alterations to the Premises; (ii) will not change the essential nature of any Building as to its current use or ancillary uses; (iii) will not materially and adversely affect the structural elements or roof of any Building, the proper functioning of a Building’s systems nor the value of such Building; and (iv) do not exceed the cost of One Million and No/100 Dollars ($1,000,000.00) on an annual basis. In seeking approval from Landlord of any Alterations, if required, Tenant shall provide Landlord with (1) full and complete drawings and Plans for the proposed Alterations prepared by the Architect or engineer; and (2) notice of whether the Alteration will involve or affect Hazardous Materials. Tenant shall not have the right to seek any zoning changes or variances in connection with any Alterations without Landlord’s approval. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket costs, including, without limitation, attorney’s fees and engineering advisor’s fees, related to Landlord’s review of any Alterations request by Tenant.
B.	All Alterations shall be constructed by Tenant, without expense to Landlord, in a good, professional and workmanlike manner so as not to void or make voidable any roof or other warranties, employing materials of first-class quality free of material defects, and in compliance with all Law, all applicable Encumbrances and all regulations and orders, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.
C.	Prior to the commencement of construction of any Alteration, Tenant shall deliver to Landlord certificates evidencing the existence of (a) workmen’s compensation insurance with coverage limits not less than statutory limits covering all persons employed for such work; (b) a completed operations endorsement to the commercial general liability insurance policy referred to in Section 16.B; (c) reasonable comprehensive general liability and property damage insurance

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naming Landlord, its designees and Tenant as additional insureds, with coverage of at least $11,000,000 single-limit or such greater amount as may be reasonably requested by Landlord; and (d) builder’s all risk insurance on a completed value basis (or its equivalent) covering all physical loss, in an amount no less than the full replacement value of the Alterations and existing building in question.
D.	Promptly upon the completion of construction of any Alteration that is permanently affixed to the Premises and alters the existing footprint or elevation of a Building, Tenant shall deliver to Landlord one complete set of “as built” drawings thereof (and if the Alterations involve any change to the footprint of the applicable Building or the erection of a new building, an ALTA survey for the Premises certified to Landlord and any Landlord Mortgagee), proof of payment for all labor and materials, and if and to the extent commercially obtainable, copies of warranties and guarantees, if any, from the General Contractor in favor of Landlord and Tenant (jointly and separately) against defects and deficiencies in materials and workmanship, and requiring the correction of the same upon demand of Landlord and Tenant at the expense of such General Contractor.
E.	All Alterations, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant (other than Tenant’s Personal Property installed or placed on the Premises by or on behalf of Tenant) shall be Landlord’s property, and will remain with the Premises without compensation to Tenant. Notwithstanding the foregoing, in the case of any Alteration requiring Landlord’s prior written approval, Landlord may condition such approval on Tenant’s agreement to remove all or a portion of such Alteration at the end of the Term. Landlord shall provide Tenant with notice, prior to the Expiration Date, of Tenant’s obligation to remove any Alteration approved by Landlord at the end of the Term. If Landlord does not notify Tenant that Tenant is obligated to remove such Alteration, such Alteration may be removed at Tenant’s option. Upon the expiration or sooner termination of this Lease, all Alterations on the Premises required by Landlord to be removed as aforesaid, or any part or parts thereof so designated by Landlord, shall be removed from the Premises by Tenant and the Premises restored to the same or better condition than existed immediately prior to the construction of the Alteration, reasonable wear and tear, and damage from fire or other casualty excepted.
F.	Notwithstanding any other provision of this Section 14 or the Lease to the contrary, the Renovations have been approved by Landlord but shall otherwise be performed in accordance with, and subject to, this Section 14; provided that Landlord shall not require the removal of all or a portion of the Renovations at the end of the Term.
15.ENTRY BY LANDLORD
.
A.	Landlord or Landlord’s Representatives shall have the right to enter, from time to time, the Premises or any portion thereof during normal business hours (or at such other times as approved by Tenant in advance, which approval shall not be unreasonably withheld or delayed, or as may be reasonably necessary in emergency situations) to (i) inspect the Premises, (ii) exercise its rights and/or obligations under this Lease, or (iii) show the Premises to prospective purchasers, lenders or prospective tenants; and Tenant shall not be entitled to any abatement or reduction of Base Rent by reason thereof, nor shall such entry or action by Landlord constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing.

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No such entry shall be deemed an eviction of Tenant. At any time during which Landlord or Landlord’s Representatives are on the Premises, they shall use commercially reasonable efforts to not unreasonably interrupt or interfere with Tenant’s use of the Premises and shall not cause any damage or injury to persons or property on the Premises and Landlord hereby acknowledges and agrees Landlord will be liable to Tenant for any damage to the Premises, Tenant’s fixtures, or Tenant’s Personal Property caused by the gross negligence or willful misconduct of Landlord, Landlord’s Representative or Landlord’s prospective purchasers, lenders or prospective tenants. Except in connection with the exercise of any rights or remedies of Landlord hereunder, Landlord shall not (and shall direct Landlord’s Representatives to not) discuss this Lease nor Tenant’s business conducted at the Premises with any on-site employees of Tenant or other personnel at the Premises, in each case, in a manner that materially interferes with Tenant’s operation at the Premises, without Tenant’s consent, in Tenant’s sole and absolute discretion.
B.	Except as expressly set forth herein, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition or maintenance of or to the Premises or any part thereof or any improvements thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof. Notwithstanding anything to the contrary contained herein, Landlord agrees to reasonably cooperate (and not unreasonably withhold its consent) in good faith, and in a timely manner, with Tenant in obtaining or providing, at Tenant’s sole cost and expense, any necessary permits, variances, easements, or rights of entry as needed from time to time by Tenant in Tenant’s Use of the Premises in accordance with the terms and provisions of this Lease, as Tenant may reasonably request including but not limited to the granting of utility or technology easements on the Premises for on-site utilities (e.g., electrical, sewer, water, internet) and in each case as approved by Landlord in accordance with the terms of this Lease.
16.TENANT’S INSURANCE OBLIGATIONS
. During the Term, Tenant shall provide and maintain property insurance on the Building and other improvements on the Premises on an all-risk basis against physical loss or damage by fire and all other risks and perils, including but not limited to, flood, earthquake, and windstorm, in amounts no less than the full replacement cost (to the extent available), excluding excavations, footings and foundations, and with a commercially reasonable deductible commensurate with Tenant’s net worth. Such insurance shall be on terms (i) that have an agreed amount endorsement or with no co-insurance provisions; and (ii) with no exclusions for vandalism, malicious mischief, sprinkler leakage or terrorism. Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement in an amount no less than one hundred percent (100%) of the replacement cost or as otherwise approved in writing by Landlord. The property insurance required hereunder shall (a) cover loss sustained when access to all or a portion of a Building is prevented due to an insured peril at a location in the vicinity of the Premises; (b) cover loss sustained due to the action of a public authority preventing access to a Building provided such order is the direct result of physical damage of the type insured against at such Building or within 1,000 feet of it; (c) insure loss caused by damage or mechanical breakdown; (d) provide an ordinance or law extension with the undamaged portion of the building included up to the building limit and at least a limit equal

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to 20% of the building limit for demolition and increased cost of construction; (e) cover loss sustained due to the accidental interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Premises; (f) name Landlord as an Additional Insured and Landlord Mortgagee as the Mortgagee; and (g) contain an endorsement providing coverage for cleanup of sudden and accidental pollution releases, with a sub-limit of at least Ten Thousand and No/100 Dollars ($10,000.00). In addition to the foregoing coverages on each Building and other improvements upon the Premises, Tenant shall maintain property insurance covering Tenant’s machinery, equipment, furniture, fixtures, and all other Tenant’s Personal Property at a limit of liability determined by Tenant in its sole discretion. During the period of any restoration and repair of the Premises or any portion thereof, Tenant shall maintain an “all-risk” property policy or an “all-risk” Builder’s Risk policy on a completed value basis for the full replacement cost of the property being repaired and restored, if and when there is a structural restoration and/or major repair required at any Building (to the extent available). To the extent any portion of the Premises is located within a Special Flood Hazard Area, Tenant shall maintain NFIP flood insurance for the Premises.
B.	During the Term, Tenant shall also provide and maintain the following insurance at the terms and in the limits specified below for the Premises:
1.	Commercial General Liability Insurance against claims for third party Bodily Injury, Personal/Advertising Injury, Property Damage, and Products/Completed Operations Liability. Such insurance shall be written on an occurrence basis and such coverage shall include, but not be limited to, assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in this Lease to which this insurance applies. Limits shall be no less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) general aggregate with no retention or self-insurance provision unless otherwise agreed to in writing in advance by the Landlord. Tenant shall cause Landlord to be named as an Additional Insured and its lender(s) to be named as Mortgagee under such insurance.
2.	Workers Compensation and Employer’s Liability Insurance insuring against and satisfying Tenant’s obligations and liabilities under the workers compensation laws of the jurisdiction in which the Premises are located, with Employers Liability minimum limits per insured of One Million and No/100 Dollars ($1,000,000.00) Bodily Injury each accident; One Million and No/100 Dollars ($1,000,000.00) Bodily Injury by disease, each employee; and One Million and No/100 Dollars ($1,000,000.00) Bodily Injury by disease policy limit. Policies shall include Voluntary Coverage. The tenant’s worker’s compensation policy shall include a waiver of subrogation in favor of the landlord and its lender(s) or other designees.
3.	Automobile Liability Insurance for liability arising out of claims for bodily injury and property damage arising from owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the business upon the Premises, with a combined single limit of One Million and No/100 Dollars ($1,000,000.00) per accident for bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

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4.	Umbrella or Excess Liability Insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (1), (2) and (3) above, with a Twenty Five Million and No/100 Dollars ($25,000,000.00) minimum limit per occurrence. Such insurance shall contain a provision that it will drop down as primary and noncontributory insurance in the event that the underlying insurance policy aggregate is exhausted.
5.	Business interruption insurance insuring that the Base Rent will be paid to Landlord for a minimum of twelve (12) months if the Premises is destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Base Rent without diminution).
C.	The required limits and coverages of all insurance set forth in Sections 16.A and 16.B above may be reasonably adjusted by Landlord from time to time (but not more frequently than once every five (5) years) in conformity with the then prevailing custom of insuring liability in Comparable Buildings.
D.	In the event of a casualty or other loss under any property insurance policy that exceeds the Damage Threshold (hereinafter defined), Tenant shall pay to Landlord the lesser of the amount of the deductible or the full amount of the loss in the case of a loss in an amount less than the deductible, which payment shall be treated in the same manner as insurance proceeds. Tenant shall also cause all such property policies to permit Tenant’s waiver of claims against Landlord under Section 18 for matters covered thereby. Tenant shall cause Landlord to be named as Additional Insured and Landlord Mortgagee to be named as Mortgagee under all property insurance policies and shall cause the coverage to continue for Landlord’s benefit notwithstanding any act or omission on Tenant’s part. By this Section 16, Tenant intends that the risk of loss or damage to the Premises and all property thereon, including Personal Property and Tenant’s Personal Property described above, be borne by responsible property insurance carriers and Tenant hereby agrees to look solely to, and to seek recovery only from, its respective property insurance carriers, in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible shall be treated as though it were recoverable under such policies.
E.	All insurance required to be maintained by Tenant pursuant to Section 16.A and 16.B must be maintained with insurers authorized to do business in the jurisdiction in which the Premises is located and which have an A.M. Best Company Rating of at least A/VIII or Standard and Poor’s Rating of at least A. Tenant shall provide to Landlord, and at each renewal of expiring policies, such certificates as may be reasonably required to establish that the insurance coverage required by this Section 16 is in effect from time to time and that, to the extent commercially available, the insurer(s) have agreed to endeavor to give Landlord and Landlord Mortgagee at least thirty (30) days’ notice prior to any non-renewal or cancellation of, or material modification to, the required coverage. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery. Tenant shall cause all liability and property policies maintained by Tenant to be written as primary policies, not contributing with and not supplemental or excess to any coverage that Landlord or Landlord Mortgagee may carry.

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F.	If Tenant fails to obtain the insurance coverage, as set forth in this Section 16 and does not cure its failure within fifteen (15) business days after written notice from Landlord, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall, upon demand, pay, as Additional Rent, the cost thereof.
G.	All policies of insurance required to be maintained pursuant to this Lease shall be endorsed, if commercially available, so that if at any time should they be not renewed, canceled, coverage be reduced (by any party including the insured) which affects the interests of the Landlord or Landlord Mortgagee, such non-renewal cancellation or reduction shall not be effective as to Landlord and Landlord Mortgagee for thirty (30) days, except for non-payment of premium which shall be for ten (10) days after receipt by Landlord of written notice from such insurer of such cancellation or reduction. In addition to the foregoing, all policies of insurance required to be maintained pursuant to this Lease shall contain terms in accordance with Tenant’s normal business practice and shall (i) [intentionally deleted]; (ii) name Landlord to be named as Additional Insured and Landlord Mortgagee to be named as Mortgagee; and (iii) be endorsed to waive any rights of subrogation against Landlord, its lenders, and their respective officers, directors, employees, agents, partners, and assigns. Prior to the cancellation date, all policies of insurance required to be maintained pursuant to this Lease (other than in respect to automobile liability or workers compensation insurance) shall insure the interests of Landlord and Tenant regardless of any breach or violation by Tenant or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of Tenant or others.
H.	On or before the Commencement Date, Tenant shall furnish Landlord with certificates of insurance or binders, in a form reasonably acceptable to Landlord, evidencing all of the insurance required by the provisions of this Lease for the benefit of Landlord and required to be in force by the provisions of this Lease. Such certificates of insurance/binders shall be executed by each insurer in the case of the property policies, and in the case of liability policies, by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and deductibles and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease. Upon Landlord’s written request, Tenant shall furnish copies of all certificates of insurance required to be carried by Tenant pursuant to this Lease.
17.OFAC.
A.	Tenant has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect ownership interest in the Tenant, to assure that funds invested by such holders in the Tenant are derived from legal sources; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest in Tenant is in or through an entity whose stock or shares are listed and traded on any recognized stock exchange located in the United States (a “U.S. Publicly-Traded Entity”).
B.	Landlord and Tenant hereby represents and warrants that neither Landlord nor, to the actual knowledge of Tenant, any person or entities holding any legal or beneficial ownership (direct or indirect) whatsoever in Tenant (1) has been designated by the President of the United States or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International

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Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”), (2) is under investigation by any governmental authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (3) has been assessed civil penalties under these or related laws, or (4) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity. If the foregoing representations are untrue at any time during the Term and Landlord or Tenant suffers actual damages as a result thereof, an Event of Default will be deemed to have occurred, without the necessity of notice to Landlord or Tenant, as applicable.
C.	Tenant has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by Law, to ensure that Tenant is and shall be in compliance with all (1) Anti-Money Laundering Laws and (2) OFAC Laws and Regulations. Tenant will not during the Term knowingly engage in any transactions or dealings, or knowingly be otherwise associated, with any Prohibited Persons in connection with the use or occupancy of the Premises.
D.	A breach of the representations contained in this Section 17 by Tenant as a result of which Landlord suffers actual damages shall constitute an immediate Event of Default and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity. Any other provision of this Lease to the contrary notwithstanding, a breach of the representations contained in this Section 17 by Landlord as a result of which Tenant suffers actual damages shall constitute an immediate default by Landlord and shall entitle Tenant to pursue the remedy of recovering its actual damages resulting from such breach.
18.WAIVER OF SUBROGATION
.

Notwithstanding anything to the contrary set forth in this Lease, to the fullest extent permitted by Law, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the property of the releasing party to the extent the loss or damage is covered by property insurance carried or required by this Lease to be carried by the releasing party EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES.  Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible or self-insured retention applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible or self-insured retention relates.  Each party shall pay any additional expense, if any, for obtaining such waiver.

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19.FIRE OR OTHER CASUALTY
.
A.	If the Building should be damaged by fire or other casualty at any time during the Term and the cost to repair such damage is Four Hundred Sixty-Three Thousand Four Hundred Twenty-One and No/100 Dollars ($463,421.00) (the “Damage Threshold”) or less, then Tenant shall (i) at all times continue to pay all Rent due under this Lease, (ii) be obligated, at Tenant’s sole cost, to promptly restore the Building to its prior condition, and (iii) be entitled to any and all insurance proceeds received or receivable under Tenant’s policies as a result of such fire or other casualty. If the Building should be damaged by fire or other casualty at any time during the Term and the cost to repair such damage is in excess of the Damage Threshold, then all proceeds (except business interruption insurance proceeds not allocated to Rent expenses) payable by reason of any property loss, damage, or destruction of or to the Premises by fire or other casualty, or any portion thereof, under any property policy of insurance required to be carried hereunder, shall belong to Tenant but shall be paid to Landlord, to be held by Landlord or Landlord Mortgagee for the purpose of restoration of the Premises and made available to Tenant upon request, pursuant to the procedures set forth in this Section 19 for the reasonable costs of preservation, stabilization, emergency restoration, business interruption (other than any amount allocated to Rent expenses), reconstruction and repair, as the case may be, of any damage to or destruction of the Premises, or any portion thereof; provided, however, that the portion of such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder as it becomes due. All proceeds paid to Tenant shall be used first for the repair of any damage to the Premises (other than such payment of Rent as it becomes due). Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Premises to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction, and in accordance with the general terms and conditions of Exhibit C attached hereto, as applicable (collectively, “Restoration Standards”), shall be retained by or paid to Tenant. Tenant shall have the right to reasonably prosecute and settle insurance claims, provided that Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Section 19.
B.	Subject to the terms of this Section 19, Landlord shall make available to Tenant the insurance proceeds (net of all reasonable administrative and collection costs, including reasonable attorneys’ fees) paid to Landlord for such repair and rebuilding of the Premises as it progresses (other than business interruption proceeds to be allocated to Rent expenses as aforesaid). Payments shall be made against certification of the Architect responsible for the supervision of the repairs and rebuilding that the work had been performed substantially in conformance with the approved plans and specifications therefor and the value of the work in place is equal to not less than one hundred ten percent (110%) of the aggregate amount advanced by Landlord for the payment of such work. Prior to commencing the repairing and rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work. Landlord shall contribute to such payments, out of the insurance proceeds being held by Landlord, an amount equal to the proportion that the total net amount so held by Landlord bears to the total estimated cost of repairing and rebuilding, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment until the work has been completed and unconditional lien releases and/or other proof has been furnished to Landlord that no lien or liability has attached, or will attach, to the applicable Building or the Property or to

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Landlord in connection with repairing, reconstructing and rebuilding. In addition, disbursement of such proceeds to Tenant are subject to any customary conditions of a Landlord Mortgagee.
C.	If the Premises or any portion thereof is damaged by fire or other casualty, whether or not from a risk covered by insurance, Tenant shall give Landlord prompt written notice thereof and Rent shall continue unabated notwithstanding any casualty. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Premises or any portion thereof.
D.	In the event of a fire or other casualty, Tenant shall, at its expense regardless of the amount of any such damage or destruction and whether or not the insurance proceeds attributable such damage or destruction made available to Tenant, if any, shall be sufficient for the purpose, cause the Premises to be repaired, restored and replaced in accordance with all Law, this Section 19.D and the Restoration Standards, as expeditiously as practicable using reasonable diligence to a condition as nearly as practicable to that which existed immediately prior to occurrence of the fire or other casualty and otherwise in a good workmanlike manner, using new materials of like quality.
E.	No damage or destruction of the Premises or any portion thereof as a result of fire or any other hazard, risk or casualty whatsoever shall relieve Tenant from Tenant’s liability and obligation to timely pay the full Rent payable under this Lease and Rent shall continue unabated notwithstanding any casualty.
F.	If the Building should be materially damaged (i.e., the cost to repair such damage is greater than Five Million and No/100 Dollars ($5,000,000.00)) or totally destroyed by fire or other casualty at any time during the last twelve (12) months of the Term or at any time during a Renewal Term, then Tenant (in addition to promptly delivering the notice described in Section 33) shall, within one hundred twenty (120) days after the date of such casualty, deliver written notice to Landlord of Tenant’s election to either (i) restore the Building to their prior condition or (ii) not restore the Building, terminate this Lease (effective on the one hundred twentieth (120th) day after the date of such casualty), and all Rent due under this Lease shall be paid up to such date by Tenant. If Tenant elects to restore the Improvements, then Tenant shall, at Lessee’s sole cost, promptly proceed with all reasonable diligence to rebuild and repair the Building to substantially the condition in which they existed prior to such casualty and be entitled to any and all insurance proceeds received or receivable under Tenant’s policies as a result of such Casualty. If Tenant elects not to restore the Building and terminate this Lease, then Tenant shall, at Tenant’s sole cost, shall remove all debris from the Property within one hundred eighty (180) days after the date of such Casualty (unless instructed by Landlord, in writing, to leave the Property in its “as is” condition), and pay to Landlord any and all insurance proceeds received under Tenant’s policies as a result of such Casualty, less (i) the reasonable cost of such demolition and clearing work (if any), and reasonable costs required to make the roof water-tight and the Premises in safe conditions, (ii) the cost of Tenant’s Personal Property and Tenant’s fixtures.
G.	The provisions of this Lease, including this Section 19 constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

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20.CONDEMNATION
.
A.	Tenant and Landlord shall promptly give the other written notice upon knowledge of the actual or threatened commencement of any Condemnation or eminent domain proceeding or other governmental taking affecting the Premises or any portion thereof, and, to the extent not otherwise received, shall deliver to the other copies of any and all papers served in connection therewith. Subject to the remainder of this Section 20, if during the Term all or any part of the Premises shall be subject to a Condemnation, all compensation awarded or paid as a result thereof shall belong to and be the property of Landlord without any participation by Tenant and without any deduction therefrom for any estate hereby vested in or owned by Tenant and Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled by reason of any Condemnation of the Premises or any part thereof, subject to the other provisions of this Section 20. Landlord shall have the exclusive power to collect, receive and retain any such award proceeds and to make any compromise or settlement in connection with such award. Nothing herein shall be deemed to preclude Tenant from prosecuting any claim directly against the condemning authority in such Condemnation proceeding for loss of business or depreciation to, damage to or cost of removal of, or for value of, stock, trade fixtures, furniture, machinery, equipment and other personal property belonging to Tenant (including, without limitation, Tenant’s Personal Property), provided that no such claim shall diminish or otherwise adversely affect Landlord’s award. Tenant agrees to execute any and all further documents that may be reasonably required in order to facilitate collection by Landlord of any and all awards. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings for the purpose of protecting Tenant’s interest hereunder.
B.	If during the Term all or substantially all of the Premises shall be subject to a Condemnation, then Tenant may, not later than thirty (30) days after any such Condemnation, give notice to Landlord of its intention to terminate this Lease on any business day specified in such notice which occurs not less than thirty (30) nor more than one hundred eighty (180) days after such taking. In such event, this Lease shall terminate on the date set forth in the notice provided by Tenant and upon such termination neither party shall have any obligation to the other under this Lease. A taking of substantially all of the Premises under this Section Section 1.01. A shall be deemed to have occurred if (i) fifty percent (50%) or more of the square footage of the Premises or any Building thereon shall have been subject to a taking, or (ii) there shall have been a permanent loss of access, ingress or egress, parking capacity or any other appurtenance necessary for the operation of the Premises substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefor.
C.	If during the Term all or any part of the Premises shall be subject to a Condemnation and if the Lease is not terminated pursuant to Section 20.B as expressly provided in Section Section 1.01. A then this Lease shall continue in full effect without abatement or reduction of Rent or other sums payable by Tenant under this Lease, notwithstanding such Condemnation. Tenant shall, promptly after any such Condemnation and at its expense (regardless of whether any awards are available as a result of such taking), repair any damage caused by any such taking in accordance with this Section 20 and the Restoration Standards and so that, after the completion of such repair, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking, except for ordinary wear and tear. All of the Net Award collected by Landlord pursuant to Section Section 1.01. A shall be held by Landlord (or Landlord Mortgagee) and applied

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and paid over toward the cost of repair of damage due to such taking against certificates of Tenant, signed by an authorized officer of Tenant, delivered to Landlord from time to time as such repair progresses or is completed, each such certificate describing such repair for which Tenant is requesting payment, the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such repair. If the cost of repairs shall exceed the Net Award collected by Landlord, Tenant shall pay the deficiency. Any balance remaining in the hands of Landlord after payment of such costs of demolition, repair and restoration shall be retained by Landlord.
D.	If the use or occupancy of the Premises or any portion thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect notwithstanding such requisition, without abatement or reduction of Rent or other sums payable by Tenant hereunder, and Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition. Any requisition of eighteen (18) months or longer shall be considered a taking of substantially all of the Premises under Section 20.B, and Tenant shall be afforded the termination rights as and to the extent set forth in said Section 20.B.
21.INDEMNIFICATION
.
A.	Except to the extent expressly prohibited by Law, notwithstanding the existence of any insurance required to be provided hereunder (but not in duplication thereof), and without regard to the policy limits of any such insurance, and in addition to and not in limitation of any other indemnity provided in this Lease, Tenant shall protect, indemnify, defend and hold harmless all Landlord Indemnified Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, losses, costs, fees and expenses, including without limitation reasonable counsel fees and court costs, to the maximum extent permitted by Law, imposed upon, asserted against or suffered or incurred by any Landlord Indemnified Party directly or indirectly by reason of any claim, suit or judgment obtained or brought by or on behalf of any person or persons against any Landlord Indemnified Party, for damage, loss or expense, which arise out of, are occasioned by, or are in any way attributable to or related to the following: (i) Tenant’s use or occupancy of the Premises; (ii) the conduct of Tenant’s business at the Premises; (iii) any activity, work or thing done or permitted by or on behalf of Tenant, its subtenants or any Tenant’s Representatives in or about the Premises; (iv) the condition of the Premises; (v) the Lease or any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant or Tenant’s Representatives; or (vi) the Premises or any accident, injury to or death of any person or damage to any property howsoever caused in or on the Premises, except to the extent that any of the foregoing are caused by the gross negligence or willful misconduct of Landlord and/or any Landlord Indemnified Parties. Except to the extent expressly prohibited by Law, Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Landlord Indemnified Party (“Landlord Claim”). If at any time a Landlord Indemnified Party shall have received written notice of or shall otherwise be aware of any Landlord Claim which is subject to indemnity under this Section 19.G, such Landlord Indemnified Party shall give reasonably prompt written notice of such Landlord Claim to Tenant; provided, that, except to the extent Tenant is materially prejudiced in its defense of such Landlord Claim, (I) such Landlord Indemnified Party shall have no liability for a failure to give notice of any Landlord Claim, and (II) the failure of such Landlord Indemnified Party to give such a notice to Tenant shall not limit the rights of such Landlord Indemnified Party or the

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obligations of Tenant with respect to such Landlord Claim. Landlord shall have the right to reasonably control the defense or settlement of any Landlord Claim. Tenant’s liability under this Section 21 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, none of the indemnification obligations or covenants of Tenant set forth herein shall apply to any facts or circumstances (or Landlord Claims arising solely out of such facts or circumstances) solely occurring on or about the Premises after Tenant’s right to possession of the Premises is terminated or to the extent arising out of the gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties.
B.	Except to the extent expressly prohibited by Law or caused by the gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties, Tenant hereby expressly releases Landlord and Landlord Mortgagee and all other Landlord Indemnified Parties from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Tenant and resulting from the Premises, including the Building, Property, Personal Property or Tenant’s Personal Property or any part thereof or any equipment therein or appurtenances thereto becoming in disrepair, or resulting from any damage, accident or event in or about the Premises. Without limiting the generality of the foregoing, this Section 21.A shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatuses, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.
22.ASSIGNMENT AND SUBLETTING
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A.	Landlord shall have the right to sell or convey the entire Premises subject to this Lease or to assign its right, title and interest as Landlord under this Lease in whole or in part. Upon purchaser or assignee’s assumption of this Lease with respect to Landlord’s obligations under this Lease to the extent accruing from and after the date of such assumption, in the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee and Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for obligations or liabilities accrued prior to such assignment or sale.
B.	Tenant acknowledges that Landlord has relied both on the business experience and creditworthiness of Tenant and upon the particular purposes for which Tenant intends to use the Premises in entering into this Lease. Without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion, (i) except as expressly permitted by Section 22.I, Tenant shall not assign, transfer, convey, sublease, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise, and (ii) no change of Control of Tenant shall occur, provided that Landlord’s consent shall not be required (but written notice to Landlord shall be required) under this Section 22.B for any Permitted Change of Control (each of items (i) and (ii), a “Transfer”).
C.	For purposes of this Lease, the term “Permitted Change of Control” shall mean any change of Control of Tenant with respect to which (i) immediately following such change of Control of Tenant, (1) Tenant (or the successor to Tenant, if applicable) has a net worth of not less than $100,000,000.00 and (2) Tenant’s (or the successor to Tenant’s, if applicable) pro forma funded

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gross debt shall be no greater than two and one half (2.5) times its pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) calculated based on the trailing twelve (12) full calendar months with respect to which financial statements of Tenant are available (the “Permitted Change of Control Financial Test”), or (ii) immediately prior to such change of Control of Tenant, Tenant delivers to Landlord an irrevocable standby letter of credit in form and substance reasonably acceptable to Landlord (“Letter of Credit”) in an amount equal to the aggregate Base Rent scheduled to be paid by Tenant to Landlord hereunder from the date of delivery of such Letter of Credit until the date that is twenty-four (24) months thereafter (the “LC Amount”), to be held by Landlord for the balance of the Term as protection for the performance by Tenant of its obligations under the Lease for satisfaction of Landlord’s remedies hereunder and all losses and damages Landlord has suffered as a result of any breach or default by Tenant under this Lease. If Tenant is able to satisfy the Permitted Change of Control Financial Test for two consecutive quarterly reporting periods following its delivery of such Letter of Credit, Landlord shall agree to cancel such Letter of Credit; provided that in the event the Permitted Change of Control Financial Test is not satisfied at any time thereafter, Tenant shall deliver a Letter of Credit in accordance with the foregoing clause (ii). In the event Tenant delivers a Letter of Credit pursuant to this Section 22.C, the following provisions shall apply:
1.	The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Commencement Date and continuing until the date (the “LC Expiration Date”) that is ninety (90) days after the expiration of the Term (as the same may be extended), (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. Upon Tenant’s failure to timely pay Rent or any other sums due under this Lease (beyond any applicable notice and cure periods), Landlord may, without notice to Tenant and without limiting any other rights Landlord may have herein, draw on such Letter of Credit to satisfy any such unpaid monetary obligation of Tenant, and if, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 22.C, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant.
2.	The Letter of Credit shall be issued (the following collectively, the “LC Issuer Requirements”) by a commercial bank (the “Bank”): (a) with a net worth of at least Ten Billion Dollars ($10,000,000,000), (b) that is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, (c) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings Ltd. (Fitch), Moody’s Investors Service, Inc. (Moody’s) and Standard & Poor’s Ratings Services (S&P) (the “Rating Agencies”) or their respective successors (which shall mean A-from Fitch, A3 from Moody’s and A- from Standard & Poor’s), (d) which has a short term deposit rating in the highest category from at least two Rating Agencies (which shall mean F2 from Fitch, P-2 from Moody’s and A-2 from S&P), and (e) which is not insolvent and is not placed

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into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, and for which no trustee, receiver or liquidator is appointed.
3.	If at any time following the delivery of the Letter of Credit by Tenant pursuant to this Section 22.C the LC Issuer Requirements are not satisfied, then Tenant shall, no later than ten (10) business days thereafter, deliver to Landlord either a replacement Letter of Credit which meets the LC Issuer Requirements. If Tenant fails to deliver a replacement Letter of Credit from an institution that satisfies the LC Issuer Requirements to Landlord within such ten (10) business day period, Landlord, at its option, upon the delivery of written notice to Tenant may draw upon the Letter of Credit and instruct the Letter of Credit issuer to deliver the full amount of the Letter of Credit to Landlord. It is Tenant’s responsibility to maintain and renew the Letter of Credit such that it is in effect at all times until the return of the Letter of Credit to Tenant in accordance herewith. Tenant shall renew such Letter of Credit no later than thirty (30) days prior to any expiration date thereof or replace such Letter of Credit with a replacement Letter of Credit which otherwise meets the LC Issuer Requirements. If Tenant has not renewed the Letter of Credit (and delivered the original of such renewal documentation to Landlord) or delivered a replacement Letter of Credit that satisfies the requirements of this Section 22.C to Landlord at least thirty (30) days prior to the expiration date of the Letter of Credit, Landlord, at its option, may draw upon the Letter of Credit and instruct the Letter of Credit issuer to deliver the full amount of the Letter of Credit to Landlord.
4.	In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.
5.	Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the United States Bankruptcy Code or any state bankruptcy code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.
D.	In addition, no interest in Landlord or Tenant, or in any individual or person owning directly or indirectly any interest in Landlord or Tenant, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Tenant and Landlord that (A) the transferee or any person who

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owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity.
E.	Landlord’s consent, to the extent required, to a Transfer shall be subject to the satisfaction of such conditions as Landlord shall determine in its sole and absolute discretion, including, without limitation, the proposed transferee having satisfactory creditworthiness as determined by Landlord in its sole and absolute discretion. In addition, any such consent shall be conditioned upon the payment by Tenant to Landlord of all out-of-pocket costs and expenses incurred by Landlord in connection with such consent, including, without limitation, reasonable third-party attorneys’ fees actually incurred. The provisions of this Section 22 shall apply to every Transfer regardless of whether voluntary or not, or whether or not Landlord has consented to any previous Transfer. No Transfer shall relieve Tenant of its obligations under this Lease, it being understood that the initial Tenant under this Lease (to the extent that it survives the Transfer) always shall remain liable and responsible for the obligations of the tenant hereunder. Any Transfer in violation of this Section 22 shall be voidable at the sole option of Landlord.
F.	Any Transfer shall not relieve Tenant, or any person claiming by, through or under Tenant, of the obligation to obtain the consent of Landlord, if required pursuant to this Section 22, to any further Transfer. In the event of a sublease, if there exists an Event of Default, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default is continuing. Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease. The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Section 22.F, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.
G.	No Transfer shall impose any additional obligations on Landlord under this Lease. Tenant shall reimburse Landlord (and Landlord’s Mortgagee, if applicable) for Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in conjunction with the reviewing and processing and documentation of any Transfer requiring Landlord’s consent regardless of whether such Transfer is consummated.
H.	Notwithstanding anything to the contrary in this Section 22, Tenant may, upon at least ten (10) business days’ prior written notice to Landlord (but without the requirement of obtaining Landlord’s consent) sublease Tenant’s interest in this Lease. With respect to any sublease, (a) such sublease, by its terms, must be expressly subordinate to and subject to the terms of this Lease (and all future amendments to this Lease); (b) the use contemplated under such sublease must not breach the use restrictions herein; (c) such sublease shall not impose any additional obligations on Landlord under this Lease; and (d) Landlord shall have no obligation to recognize any or to agree

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to not disturb any subtenant or other occupant of Tenant upon any Event of Default of Tenant under this Lease, unless Landlord shall agree to do so in writing by separate instrument, but Landlord, acting in its sole and absolute discretion, shall have no obligation to do so. In the event of a sublease, if there exists an Event of Default, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default is continuing. Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease. The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Section 22.H, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. For the avoidance of doubt, Tenant shall remain fully liable under this Lease for the Premises, notwithstanding any such sublease. On or before the effective date of such sublease, Tenant shall provide to Landlord, in form and substance reasonably acceptable to Landlord, an acknowledgment and affirmation from such sublessee, providing that such sublessee agrees to be bound by the terms of this Lease with respect to the Premises being subleased and that Tenant agree that they remain liable for the full and punctual performance of all of the terms and obligations of this Lease; provided that, notwithstanding Section 33, to the extent transferor Tenant remains liable under this lease after a Transfer, the transferee Tenant shall not change Tenant’s notice address to remove the transferor Tenant’s notice address and Landlord agrees to accept cure of a default hereunder by the transferor Tenant to the extent Tenant has a right to cure such default hereunder.
I.	Notwithstanding anything to the contrary contained in this Lease, a public offering or private placement of all or any part of the stock of Tenant shall not be deemed a Transfer pursuant to clause (i) of the definition of “Transfer” under this Lease. Furthermore, the transfer of the stock of Tenant over a public stock exchange such as, but not limited to, NYSE or NASDAQ, shall not be deemed a Transfer pursuant to clause (i) of the definition of “Transfer” under this Lease. Furthermore, the following shall not be deemed a Transfer pursuant to clause (i) of the definition of “Transfer” under this Lease so long as the same do not result in a change of Control of Tenant that is not a Permitted Change of Control: the assignment of this Lease or subletting of the whole or any part of the Premises to, (1) a successor corporation or other entity into which Tenant may merge; (2) a corporation or other entity which may result from the consolidation of Tenant with any other corporation or other entity; or (3) a corporation or other entity to which Tenant may sell all or substantially all of its assets. For the avoidance of doubt, this Section 22.I shall not apply to the restrictions on a change of Control of Tenant that is not a Permitted Change of Control pursuant to clause (ii) of the definition of “Transfer” under this Lease.
23.LIENS
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Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mechanic’s, supplier’s or vendor’s lien, encumbrance or charge on the Premises or any part hereof.  The existence of any mechanic’s, supplier’s or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this Section 23 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen or, if Tenant is protesting or challenging such lien in good faith and has, within thirty (30) days after Tenant receives actual notice of such lien, bonded over such lien.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or

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implied, of any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof, and any such contractor, subcontractor, laborer, materialman or vendor shall look solely to Tenant and Tenant’s interest in the Premises to secure the payment of any bills for any labor, services, or materials furnished.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.  If Tenant has not removed any such lien or other encumbrance described above within thirty (30) days after written notice thereof to Tenant, Landlord may, but shall not be obligated to, pay the amount of such lien or other encumbrance or discharge the same by deposit, and the amount so paid or deposited shall constitute Additional Rent and be collectible upon demand with interest at the Default Rate.  Landlord hereby consents to the granting of a lien or security interest on the fixtures, furnishings, trade fixtures, inventory, furniture, computers, telephone systems, machinery, equipment and other of Tenant’s Personal Property installed or placed on the Premises by Tenant in connection with any customary credit facility that Tenant has or may have during the Term hereof, and Tenant shall give Landlord written notice of any such lien.

24.TENANT’S DEFAULT
.

Each of the following events shall be deemed to be an “Event of Default”, after applicable notice and cure periods, under this Lease:  (i) failure to pay Base Rent as and when due, provided that it shall not be an Event of Default if such Base Rent is paid within three (3) business days after written notice thereof (ii) failure to pay or any other monetary obligation due to Landlord within five (5) days after written notice thereof; (iii) Tenant breaches its obligations under Section 4.B; (iv)  Tenant becomes insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under state or federal bankruptcy laws (or successor laws) or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant; (v) a writ of attachment or execution is levied on this Lease, or a receiver is appointed with authority to take possession of the Premises, which attachment, execution or receiver is not removed within thirty (30) days of filing or appointment of a receiver; (vi) Tenant shall be liquidated or dissolved; (vii) Tenant shall violate Section 23 hereof (subject to the contest and cure rights set forth therein); (viii) the estate or interest of Tenant in the Premises or any part thereof shall be levied upon or attached in any proceeding relating to more than One Hundred Thousand and No/100 Dollars ($100,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or bonded or otherwise similarly secured payment) within the earlier of sixty (60) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord or any earlier period provided by Law for obtaining any stay pending appeal or to prevent foreclosure or sale; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable Law; (ix) subject to Tenant’s right to self-insure, as set forth in Section 16, Tenant fails to maintain any insurance required by this Lease; and (x) failure by Tenant to perform any other covenant, agreement or undertaking of the Tenant contained in this Lease if the failure to perform is not cured within thirty (30) days after Tenant’s receipt of Landlord’s written notice thereof; provided, however, if the breach cannot reasonably be cured within thirty (30) days, the same shall not result in an Event of Default if Tenant commences to cure the breach within thirty (30) days of receipt of Landlord’s written notice and diligently and in good faith continues to prosecute the cure of

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said breach to completion, provided such breach is cured within one hundred eighty (180) days after Tenant’s receipt of Landlord’s written notice thereof.

25.REMEDIES OF LANDLORD
.
A.	From and after the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies as well as any other remedy available at Law or in equity for such Event of Default: (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) using lawful means, enter upon and take possession of the Premises without terminating this Lease and without being liable for prosecution or claim for damages, and relet, upon reasonable terms, all or a portion of the Premises (if Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease); (iii) sue periodically to recover damages during the period corresponding to the portion of the Term for which suit is instituted, and if Landlord elects to sue and is successful in such suit, Landlord shall be entitled to recover all costs and expenses of such suit, including reasonable attorneys’ fees, together with interest at the Default Rate; (iv) re-enter the Premises or any portion thereof and attempt to cure any default of Tenant, or make any such payment or perform such act for the account of and at the expense of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default, together with interest at the Default Rate accruing from the date such costs and expenses were incurred, and Tenant agrees that no such entry or action by Landlord shall constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing, and no such entry shall be deemed an eviction of Tenant; (v) in accordance with Section 25.B to the extent permitted by applicable Law, accelerate and recover from Tenant all Rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire Term and any Renewal Term that has been exercised; and (vi) enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy. Tenant shall reimburse Landlord for any out-of-pocket expenses which Landlord actually incurs in complying with the terms of this Lease on behalf of Tenant, together with interest at the Default Rate.
B.	If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other Additional Rent payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees, incurred by Landlord in the enforcement of its rights and remedies hereunder, together with interest at the Default Rate. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty the lesser of (i) the sum of (1) the present value (using a discount rate of seven (7%) percent) of (I) the aggregate sum which at the time of such termination represents the aggregate periodic Base Rent and Additional Rent which would have been payable after the termination date had this Lease not been terminated for the remainder of the Term or Renewal Term, as applicable, during which such termination occurred less (II) an amount equal to the Market Rate and Additional Rent for the period from one (1) year following the termination of the Lease until the expiration of the remaining Term or Renewal Term, as applicable (not including any unexercised Options to Renew), and (2) any damages in addition thereto, including without limitation reasonable

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attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent, and interest at the Default Rate or (ii) the greatest amount permitted by applicable Law; provided, however, that any damages recoverable pursuant to this Section 25.B shall be reduced by any proceeds drawn upon a Letter of Credit, if applicable. Notwithstanding the foregoing, Landlord shall not be entitled to exercise its remedies under this Section 25.B, unless and until Landlord has given Tenant three (3) days written notice (not including any notice given pursuant to Section 24) and the applicable default is not cured prior to the date that is three (3) days following delivery of such notice.
C.	Unless required by applicable Law, Landlord shall have no obligation to mitigate damages upon the occurrence of an Event of Default. However, if Landlord is required by applicable Law to mitigate Tenant’s damages, Landlord’s obligation shall be satisfied in full if Landlord undertakes to lease the Premises (the “Repossessed Premises”) to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for such Repossessed Premises until Landlord obtains full and complete possession of such Repossessed Premises including, without limitation, the final and unappealable legal right to relet such Repossessed Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show such Repossessed Premises, on a priority basis, or offer such Repossessed Premises to a prospective tenant when other premises in the applicable Building or any other building owned by Landlord suitable for that prospective tenant’s use are (or will be) available; (3) Landlord shall not be obligated to lease such Repossessed Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in Comparable Buildings for such Repossessed Premises, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the applicable Building or for a building belonging to Landlord in the vicinity; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the applicable Building; or (ii) adversely affect the reputation of the applicable Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate such Repossessed Premises in a good and professional manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 25.A and Section 25.B.
D.	Except with respect to acceleration of Rent pursuant to Section 25.B, pursuit of any of the above stated remedies by Landlord after an Event of Default shall not preclude pursuit of any other remedy provided in this Lease or at Law or in equity, nor shall pursuit of any remedy constitute forfeiture or waiver of any remedy of Landlord or payment due to Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default. Once an Event of Default occurs, Landlord

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may accept or reject any cure of such Event of Default, in Landlord’s commercially reasonable discretion (it being acknowledged and understood that the terms of a Landlord Mortgage may affect Landlord’s ability to accept such cure).
E.	If Landlord breaches any representation or warranty or fails to perform any covenant or agreement set forth in this Lease, then Landlord shall have thirty (30) days following the date of its receipt of written notice thereof from Tenant to commence the cure of such alleged breach or failure (i.e., Event of Default). If, upon the expiration of such 30-day period such Event of Default is not cured (provided, however, if the breach cannot reasonably be cured within thirty (30) days, the same shall not result in an Event of Default if Landlord commences to cure the breach within thirty (30) days of receipt of Tenant’s written notice and diligently and in good faith continues to prosecute the cure of said breach to completion), then Tenant, as its sole remedies, may pursue injunctive relief and a claim against Landlord for all direct damages which Tenant may actually suffer by reason of any such breach; provided that, for the avoidance of doubt, in no event shall a breach by this Lease by Landlord give the Tenant the right to offset or abate Rent (unless Tenant obtains a final unappealable judgment against Landlord from a court of competent jurisdiction, in which case Tenant shall be permitted to offset the amount set forth in such judgment against sums due to Landlord hereunder to the extent such judgment is not satisfied within thirty (30) days; provided that Tenant shall not be permitted to offset any such judgment against amounts due to a Landlord Mortgagee or another transferee of Landlord’s rights hereunder pursuant to or after a foreclosure, deed-in-lieu or other similar foreclosure event unless expressly permitted pursuant to the terms of an SNDA (as defined herein) with such Landlord Mortgagee) or to terminate this Lease.
26.SUBORDINATION/ATTORNMENT
.
A.	Landlord Mortgage. Landlord may mortgage its fee interest in the Premises or any portion thereof, at any time, and from time to time. In the event of any Landlord Mortgage or anticipated Landlord Mortgage, Tenant or Landlord may request and Tenant shall promptly and in no event later than fifteen (15) days after a request from Landlord, enter into a reasonable and customary subordination, non-disturbance and attornment agreement, in a form reasonably acceptable to Tenant and Landlord Mortgagee (“SNDA”) with Landlord Mortgagee to effectuate the subordination, non-disturbance and attornment of this Lease. If requested by Landlord or Tenant, Tenant shall deliver an SNDA to Landlord on the Commencement Date in the form attached hereto as Exhibit F or such other form reasonably requested by Landlord Mortgagee and reasonably acceptable to Tenant, which SNDA shall be effective and binding upon Tenant once executed and delivered by the applicable Landlord Mortgagee.
B.	For the purposes of this Lease, the following definitions shall apply:

“Landlord Mortgage” shall mean any financing obtained by Landlord, as evidenced by any mortgage, deed of trust, assignment of leases and rents, financing statement or other instruments, and secured by the interest of Landlord in the Premises or any portion thereof, including any extensions, modifications, amendments, replacements, supplements, renewals, refinancings and consolidations thereof.

“Landlord Mortgagee” shall mean the mortgagee (and its successors and assigns) under any Landlord Mortgage.

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27.ESTOPPEL CERTIFICATE
.
A.	At any time, and from time to time, Tenant shall, promptly and in no event later than ten (10) days after a request from Landlord, execute, acknowledge and deliver to Landlord a certificate in the form attached hereto as Exhibit D or such other form as may be supplied by Landlord certifying: (i) that Tenant has accepted the Premises; (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications); (iii) the commencement and expiration dates of the Term, including the terms of any extension options of Tenant; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether, to Tenant’s actual knowledge, there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that Tenant is not in default under this Lease beyond any grace or cure periods, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (viii) that Landlord has no actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Premises; and (ix) any other information reasonably requested by Landlord.
B.	At any time, and from time to time, Tenant shall, at Landlord’s request, use commercially reasonable efforts to obtain estoppel certificates, in a form requested by Landlord or any Landlord Mortgagee, from any applicable counterparties under any applicable declarations, covenants, conditions and restrictions, reciprocal easement agreements or other encumbrances.
28.HAZARDOUS MATERIALS
.

Notwithstanding anything contained herein to the contrary:

A.	Except as set forth in Section 28.J, Tenant covenants and agrees that it shall not cause, conduct, authorize or allow (i) the presence, generation, transportation, storage, treatment, or usage at the Premises, or any portion thereof, of any Hazardous Material in violation of or as would give rise to liability under Environmental Laws; (ii) a Release or threat of Release of any Hazardous Material on, under, about or in the Premises; or (iii) any violation of or liability under any Environmental Law at or with respect to the Premises or activities conducted thereon. For avoidance of doubt, nothing in this Section 28.A shall prohibit Tenant from using at the Premises (I) cleaning materials, pesticides, and other common household and office products, and/or (II) materials in connection with any fuel tanks, generators or the like on the Premises, and (III) the temporary storage in reasonable quantities of materials that are used in the ordinary course of Tenant’s Use, provided (a) such materials are properly stored in a manner and location meeting all applicable Environmental Laws, (b) Tenant shall have obtained any required permits and shall pay any fees, and (c) such materials shall be removed and disposed of by Tenant in accordance with all Environmental Laws; solely to the extent, with respect to each of the preceding clauses (I) (II) and (III), that any such use thereof is in compliance with Environmental Laws.
B.	Except to the extent caused by Landlord or any Landlord Representatives’ gross negligence or intentional misconduct, Tenant shall, at its own cost, comply and ensure that the Premises and all operations and activities at the Premises comply with all Environmental Laws and the terms of this Lease with respect to Hazardous Materials. Tenant shall, at its own cost, obtain all permits,

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licenses and authorizations required under Environmental Laws for the operations and activities conducted at the Premises.
C.	Landlord and Tenant, as applicable, shall promptly provide each other with written notice of any actual or potential violation of Environmental Laws, any Release of Hazardous Materials in or around the Premises that could impact the Premises or require any investigation, remediation or other response action under Environmental Law, and any claim or threat of a claim asserting any liability under Environmental Laws relating to the Premises, and copies of all reports, site assessments, and material communications, permits or agreements to, from or with any governmental authority or other third party relating to such violation, Release or claim; provided that no such notice shall be required for the matters identified in the Phase I Environmental Reports, Phase II Environmental Reports or any other environmental reports provided to Landlord by Tenant prior to the Effective Date of this Lease, a list of which appears in Exhibit G attached hereto (collectively, the “Prior Environmental Reports”), unless material new developments, claims or information arises after the Effective Date relating to such previous identified matters.
D.	Landlord and Landlord’s Representatives, including such environmental consultants as Landlord may designate, shall have the right upon reasonable prior notice, and subject to Section 15 hereof, to enter the Premises and/or conduct appropriate tests and investigations for the purpose of assessing the condition of the Premises or ascertaining that Tenant complies with the terms of this Lease and with all applicable Environmental Laws that relate in any way to the Premises.
E.	If the presence, Release, threat of Release, presence or placement on, in or around the Premises, or the generation, transportation, storage, use, treatment, or disposal at or around the Premises of any Hazardous Material by Tenant, Tenant’s Representatives, or by any third party other than Landlord or Landlord’s Representatives: (i) gives rise to any liability or obligation (including, but not limited to, any investigatory, remedial, removal, reporting, or other response action) under any Environmental Law, (ii) causes or threatens to cause any adverse effect on public health or occupational safety and health, (iii) pollutes or threatens to pollute the environment, or endanger human health, or (iv) otherwise violates Environmental Law, Tenant shall promptly take any and all remedial and removal actions required by Environmental Laws or otherwise necessary to clean up the Premises to comply with all environmental standards applicable to the Premises given its use at the time of the remediation and mitigate exposure to liability arising from the Hazardous Material.
F.	Tenant and Landlord (solely to the extent Landlord receives written notice thereof from any governmental authority) shall promptly notify each other upon becoming aware of (or, with respect to Landlord, receiving written notice from a governmental authority of): (i) any enforcement action, investigation, cleanup, notice of violation, or other regulatory action taken or threatened against either party or otherwise related to the Premises by any governmental authority with respect to the presence of any Hazardous Material at the Premises, or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any governmental authority or other person against either party hereto or otherwise relating to any actual or alleged violation of or liability under Environmental Laws or relating to any loss or injury resulting from any Hazardous Material or based on Environmental Laws, (iii) any Release of Hazardous Materials, unlawful discharge, or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant or Landlord. as

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applicable, are required by Environmental Law to give a notice to any governmental authority respecting any Hazardous Materials in, at, on, under or about the Premises, and Tenant and Landlord shall thereafter keep each other reasonably apprised with respect to the status and Tenant’s actions and Landlord’s actions, as applicable, to resolve such matters, and shall furnish Landlord and Tenant, as applicable, with such other documents and information as Landlord may reasonably request with respect thereto; provided that, for the avoidance of doubt, in no event shall the forgoing impose any liability or obligation on Landlord to resolve any such matters. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then actually known by Tenant to be used, stored, or maintained in, on or upon the Premises. In such case, Tenant shall if requested by Landlord provide Landlord with information with respect to the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as the Landlord may reasonably require or as may be required by applicable Environmental Laws.
G.	Except to the extent caused by Landlord’s or Landlord’s Representatives’ gross negligence or intentional misconduct, Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless, in the manner specified in Section 21, from and against any and all liability, claim, expense, cause of action, fines, judgments, settlements, investigation, monitoring and remediation costs, penalties, losses and damages (including reasonable attorney’s, consultant’s and contractor’s fees) resulting or arising from (i) the breach by Tenant of its covenants and agreements set forth in this Section 28, (ii) the presence, Release, placement on, in or around the Premises, or the generation, transportation, storage, use, treatment or disposal at or around the Premises of any Hazardous Materials before or during the Term and any Renewal Term, as applicable, by Tenant or any third party other than Landlord or Landlord’s Representatives, (iii) any violation of or obligation under Environmental Law before or during the Term and any Renewal Term, as applicable, by Tenant or any third party other than Landlord or Landlord’s Representatives, and (iv) claims by governmental authorities or other third parties associated with Hazardous Materials or violations of or obligations under Environmental Laws by Tenant or any third party other than Landlord or Landlord’s Representatives, or Hazardous Materials present at, on, under or about the Premises before or during the Term and any Renewal Term, as applicable, including, without limitation those that were discovered during the Term and any Renewal Term, as applicable, which were caused prior to the Term by Tenant or its agents, representatives, employees, contractors, subcontractors, licensees or invitees or any third party other than Landlord or Landlord’s Representatives. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.
H.	Without limitation to the foregoing, Tenant shall, at its sole cost and expense, comply with all applicable Environmental Laws relating to the operation and use of all above ground and underground storage tanks (“Tanks”) at any time located at the Premises, such compliance to include without limitation ensuring that all Tanks are equipped with leak detection systems and otherwise meet all applicable construction standards and technical requirements, are subject to regular inspections and tightness tests to confirm Tank integrity, and are covered by pollution insurance policies or other financial assurance mechanisms to the extent required under applicable Environmental Laws. Tenant shall upon Landlord’s written request provide Landlord copies of inspection reports, insurance policies, and other documentation reasonably necessary to confirm

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the compliance status of such Tanks. In the event of any spills, releases or evidence of leakage from or associated with the use of the Tanks, as required under Environmental Laws, Tenant shall, (i) report the same to the appropriate regulatory agency; (ii) conduct testing of environmental media to confirm the nature and extent of contamination, (iii) complete all remedial and corrective actions with respect to such spill, release or leakage; and (iv) upon completion of work provide Landlord a copy of a No Further Action letter or the equivalent determination from the applicable regulatory agency (“NFA”) with respect to the remedial work.
I.	Upon the expiration or earlier termination of the Lease, at Landlord’s request, Tenant, at its sole expense, shall remove from the Premises all Tanks, that are not in place on the Effective Date of this Lease, in accordance with all Environmental Laws and applicable commercial guidelines, perform post-removal testing of soil and groundwater to confirm the presence or absence of contamination associated with such Tanks, and to the extent that such removal involves any excavation or remedial work at the Premises, Tenant shall perform such remediation and restore the Premises to the same grade level as immediately prior to excavation using clean fill soil, and Tenant shall obtain and provide Landlord a copy of a NFA with respect to the Tank removal and remedial work, as applicable.
J.	Notwithstanding anything to the contrary contained in this Section 28 or in this Lease, Landlord shall indemnify, defend and hold Tenant and the Tenant Indemnified Parties harmless, in the manner specified in Section 21, from and against any and all actual liability, claim, expense, cause of action, fines, judgments, settlements, investigation, monitoring and remediation costs, penalties, losses and damages (including reasonable out-of-pocket attorney’s, consultant’s and contractor’s fees) resulting or arising from (i) the Release at or around the Premises of any Hazardous Materials to the extent caused by the gross negligence or intentional misconduct of Landlord or any Landlord Representatives, (ii) any violation of Environmental Law to the extent caused by the gross negligence or intentional misconduct of Landlord or any Landlord Representatives, and (iii) claims by governmental authorities or other third parties associated with any Release of Hazardous Materials or violations of Environmental Laws, in each case to the extent caused by the gross negligence or intentional misconduct of Landlord or any Landlord Representatives. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.
29.PRESS RELEASES
.

Except for any announcement intended solely for internal distribution by Landlord or Tenant or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, all media releases or public announcements (including, but not limited to, promotional or marketing material) by Landlord or Tenant or either party’s employees or agents relating to this Lease or its subject matter, or including the name, trade name, trade mark, or symbol of Tenant or an Affiliate of Tenant, or Landlord or an Affiliate of Landlord, shall be coordinated with and approved in writing by the other party prior to the release thereof; provided, that nothing herein is intended to require Tenant’s consent to the identification of Tenant or the particulars of this Lease in connection with any marketing of the Premises or any portion thereof by Landlord.

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30.HOLDING OVER
.

Except as set forth below, if Tenant continues to occupy the Premises or any portion thereof after the expiration or other termination of this Lease or the termination of Tenant’s right of possession with respect to the Premises, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease (other than provisions relating to length of the Term) and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to (i) one hundred percent (100%) of the Additional Rent due to Landlord under this Lease for the holdover period, and (ii) one hundred seventy-five percent (175%) of the monthly Base Rent due in the month immediately prior to the expiration or earlier termination of the Term.  Except as set forth below, no holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise.  In the event that Tenant continues to occupy the Premises or any portion thereof after the expiration or termination of this Lease, such occupancy shall be that of a tenancy at sufferance and Tenant shall be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

31.FINANCIAL COVENANTS
.
A.	Unless Tenant is a publicly held company (in which case the Tenant’s financial statements are filed with the Securities and Exchange Commission (“SEC”)), within ninety (90) days after the end of each calendar quarter, Tenant shall deliver to Landlord complete audited financial statements of the Tenant by a nationally recognized public accounting firm, including a balance sheet, profit and loss statement, statement of changes in financial condition, income statement with respect to the Property, annual EBITDA projections for the then-current fiscal year of Tenant and all other related schedules for the fiscal period then ended.
B.	Unless Tenant is a publicly held company (in which case the Tenant’s financial statements are filed with the SEC, within ninety (90) days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord, at Tenant’s expense, complete audited financial statements of the Tenant by a nationally recognized public accounting firm, including a balance sheet as of the year-end and statements of operations, changes in equity and cash flows for the twelve (12) months ended, and related notes to the financial statements thereto (the “Financial Statements”). If Landlord or its Affiliate is a publicly-traded company, the Financial Statements may be included in Landlord’s required public filings with the SEC on an annual basis in satisfaction of the requirements of SEC Regulation S-X.
32.QUIET ENJOYMENT
.

So long as there exists no Event of Default by Tenant, Tenant will have the quiet enjoyment of the Premises without disturbance, in any material respect, by Landlord or its agents representatives or contractees (subject, however, to the exceptions, reservations and conditions of this Lease). Notwithstanding anything contained herein to the contrary, Landlord agrees that in no event shall Landlord “lock out” or otherwise exclude Tenant from the Premises without having gone through any legal process required by applicable Law.  Any other provision of this Lease to

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the contrary notwithstanding, a breach of this Section 32 by Landlord as a result of which Tenant suffers actual damages shall constitute an immediate default by Landlord and shall entitle Tenant, as its sole remedies to pursue injunctive relief and a claim against Landlord and such agents, representatives and contractees for all direct damages which Tenant may actually suffer by reason of any such breach; provided that, for the avoidance of doubt, in no event shall a breach of this Section 32 give the Tenant the right to offset or abate Rent (unless Tenant obtains a final unappealable judgment against Landlord from a court of competent jurisdiction, in which case Tenant shall be permitted to offset the amount set forth in such judgment against sums due to Landlord hereunder to the extent such judgment is not satisfied within thirty (30) days; provided that Tenant shall not be permitted to offset any such judgment against amounts due to Landlord Mortgagee or another transferee of Landlord’s rights hereunder pursuant to or after a foreclosure, deed-in-lieu or other similar foreclosure event unless expressly permitted pursuant to the terms of an SNDA with such Landlord Mortgagee) or to terminate this Lease.

33.NOTICES
.

Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) business days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, on the next business day after delivered to such courier service for delivery on the next business day; or (d) if by facsimile or e-mail transmission, on the day of transmission so long as a copy is sent on the same day (or prior thereto) by Federal Express or other nationally recognized overnight courier service for delivery on the next business day, to the addresses set forth in Section 2 hereof, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Attorneys for either party hereto may provide notice of behalf of such party, provided that all other requirements of this Section 33 are satisfied.

34.PERSONAL LIABILITY
.

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord and Tenant, that (i) there shall be absolutely no personal liability on the part of the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and Tenant and their successors or assigns, to Landlord and Tenant, as applicable, with respect to any of the terms, covenants and conditions of this Lease, (ii) Landlord and Tenant waive all claims, demands and causes of action against the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and Tenant and their successors or assigns in the event of any breach by Landlord and Tenant of any of the terms, covenants and conditions of this Lease to be performed by Landlord and Tenant, and (iii) Tenant shall look solely to Landlord’s interest in the Premises for the satisfaction of each and every remedy of Tenant, as applicable, in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever. No breach by Landlord of any provision of this Lease shall give rise to a right of Tenant to terminate this Lease, it being understood and agreed that Tenant’s sole

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remedy for any such breach shall be a claim for actual damages (if any) and injunctive relief. Furthermore, Landlord and Tenant hereby knowingly, voluntarily and intentionally waives any right it may have to seek punitive, consequential (except as set forth in Section 30), special and indirect damages from Landlord and Tenant and any of such Landlord’s and Tenant’s direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and Tenant and its successors or assigns with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right it may have to seek punitive, consequential (except as set forth in Section 30), special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

35.ENTIRE AGREEMENT
.

This Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the subject matter herein, and there are no representations, understandings, stipulations, agreements or promises not incorporated in writing herein.

36.AMENDMENTS
.

No amendments or modifications of this Lease shall be effective unless such amendment or modification is in writing and executed and delivered by and between Tenant and Landlord, nor shall any custom, practice or course of dealing between the parties be construed to waive the right to require specific performance by the other party in compliance with this Lease.

37.LEGAL INTERPRETATION
.

Each of Landlord and Tenant hereby agree that the State of Illinois has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the foregoing, matters of construction, validity and performance), this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate created by this Lease, enforcement of Landlord’s and Tenant’s rights and remedies with respect to breach of covenants, right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding the Premises pursuant to Section 25 hereunder shall be governed by and construed according to the Laws of the State in which the Premises is located, it being understood that, to the fullest extent permitted by law of such State where the Premises is located, the law of the State of Illinois shall govern the validity and enforceability of this Lease, and the obligations arising hereunder.  To the fullest extent permitted by law, Tenant and Landlord hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Lease.  Words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural, unless the context otherwise requires.  The headings of the sections have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.  Except as otherwise herein expressly provided, the terms of this Lease shall apply to, inure to the benefit of, and be binding upon, the parties and their respective assigns, successors and legal representatives.  Any legal suit, action or

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proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal court in the State or New York or state court sitting in New York County, New York, and Landlord and Tenant each waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such federal district or county and state, and Landlord and Tenant each hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. In this Lease, the words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation”, respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

38.OPTION TO RENEW
.
A.	Tenant shall have the right, at its election made in its sole discretion, to extend the Term (the “Renewal Option”) for the additional periods set forth in Section 1.F (each, a “Renewal Term”), provided that each of the following occurs:
1.	Landlord receives irrevocable written notice of exercise of the Renewal Option (the “Renewal Notice”), not less than twelve (12) full months prior to the expiration of the then existing Term (or Renewal Term, as case may be); and
2.	There is no uncured Event of Default beyond any applicable notice and cure period at the time that Tenant delivers the Renewal Notice.
B.	The Renewal Term shall be upon the same terms and conditions as in this Lease except: (i) Base Rent for the initial three (3) additional periods of five (5) years each shall be as set forth in Exhibit A attached hereto and made a part hereof; and (ii) for the remaining three (3) additional periods of five (5) years each, Base Rent for the first year of the applicable Renewal Term shall be equal to the greater of (a) one hundred and two percent (102%) of the Base Rent for the immediately preceding lease year, and (b) the then Market Rate for the Premises, and thereafter the Base Rent shall increase by two percent (2%) annually during each such Renewal Term. “Market Rate” for the Premises shall mean the Base Rent rate (including escalations) that the Premises would be expected to be leased for, for a term commencing on the applicable commencement date and ending on the applicable expiration date, in its then-existing condition, in an arms-length transaction between a willing landlord and tenant in the commercial space market existing in the vicinity of the Premises at the time such rate is established. Such determination shall include consideration of (i) the size and location of the Premises, and the quality of, condition of, and the nature of the improvements in, the Building, but shall exclude the value of improvements installed by Tenant in the Premises that are to be removed by Tenant at the expiration of the Term; (ii) other Comparable Buildings to the Building; (iii) other comparable leasing transactions in comparable locations in the vicinity of the Premises for new leases (with appropriate adjustments for different size premises and different length terms), and the rents and concessions, allowances and commissions granted along with the other terms of such transactions; and (iv) the financial condition of Tenant, provided, however, that in no event shall the Market Rate be less than the rate of Base Rent in effect at the expiration of the then current Term (or Renewal Term, as case may be).

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C.	Within forty-five (45) days after receipt of the Renewal Notice, Landlord shall advise Tenant of Landlord’s determination of the Market Rate for the applicable Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Market Rate for the Renewal Term, shall either (i) give Landlord final binding written notice (the “Binding Notice”) of Tenant’s exercise of the Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such forty-five (45) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Sections 38.B and 38.C subject to such Binding Notice upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall reasonably cooperate to agree upon the Market Rate. Upon agreement, Tenant shall provide Landlord with a Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Sections 38.B and 38.C in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Market Rate within twenty (20) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such twenty (20) day period, shall have the right to have the Market Rate determined in accordance with the arbitration procedures described in Section 38.Dbelow. If Landlord and Tenant are unable to agree upon the Market Rate within the twenty (20) day period described and Tenant fails to timely exercise its right to arbitrate, the Renewal Option shall be deemed to be null and void and of no further force and effect.
D.	If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Market Rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”) and shall each select an appraiser (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Market Rate during the Renewal Term. Each appraiser so selected shall be a member of the Appraisal Institute and have not less than ten (10) years’ experience in the field of commercial real estate appraisal and/or brokerage and shall be experienced in the vicinity of the Premises subject to such Arbitration Notice. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Market Rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Market Rate within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria, the cost of which shall be borne equally by Landlord and Tenant. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Market Rate for the Premises, or the arbitrator may determine a Market Rate which is not equal to either Estimate, provided, however, that the arbitrator’s Market Rate may not be higher than one hundred and ten

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percent (110%) of the Base Rent for the immediately preceding lease year. The determination by such third appraiser shall be binding on both Landlord and Tenant.
E.	If Tenant is entitled to and properly exercises its Renewal Option, upon completion of the process of determination of the Market Rate set forth in Sections 38.B and 38.C, Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, the Term, the Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed. During any validly exercised Renewal Term, references to the Term in this Lease shall mean and refer to the Term as extended by the Renewal Term.
39.AUTHORITY TO ENTER INTO LEASE
.

Each of Tenant and Landlord represents and warrants (a) that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, and (b) that this Lease is binding on the corporation, limited liability company and the partnership in accordance with its terms.

40.PARTIES BOUND
.

The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document.  Until such time as described in the previous sentence, either party is free to terminate negotiations without penalty or any further obligation to the other party.

41.COUNTERPARTS; ELECTRONIC SIGNATURES
.

This Lease may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures to this Lease, any amendment hereof and any notice given hereunder, delivered electronically via .pdf, .jpeg, .TIF, .TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes.  Each party agrees to deliver promptly an executed original of this Lease (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Lease (or any amendment hereto), it being expressly agreed that each party to this Lease shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Lease.

42.SEVERABILITY
.

If any term or other provision of this Lease is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Lease will nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Lease so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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43.WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES
.

LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

44.MEMORANDUM OF LEASE
. This Lease shall not be recorded, either independently or as an exhibit, schedule, annex, or addendum to any other document.  However, at Tenant’s or Landlord’s election, a Memorandum of Lease in the form annexed hereto as Exhibit E, shall be executed, acknowledged and delivered for recording in the county in which the Premises is located by both parties with the costs of recording the Memorandum of Lease to be borne by Tenant.  Tenant shall execute, acknowledge and deliver to Landlord a release of the Memorandum of Lease in recordable form within five (5) business days following the expiration or earlier termination of this Lease in accordance with its terms.  If Tenant fails to so execute, acknowledge and deliver the release within such five (5) business day period, Landlord shall hereby be deemed to be Tenant’s attorney-in-fact for the sole purpose of executing and recording the release on behalf of Tenant. Tenant shall pay any and all recording and other costs, fees and taxes in connection with the execution and recordation of the Memorandum of Lease.
45.BROKERS
.  Landlord and Tenant warrant to each other that it has had no dealings with any broker or agent in connection with this Lease. Landlord and Tenant covenant and agree to each other to pay, hold harmless and indemnify each other for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease, based on each other’s actions.
46.LOCAL LAW PROVISIONS
. Without limiting the choice of law provision set forth in this Lease, the following provisions shall apply to the extent that the laws of the State of South Carolina, as applicable, govern the interpretation or enforcement of this Lease with respect to the Premises:
A.	South Carolina. NONE.

47.RIGHT OF FIRST REFUSAL TO PURCHASE
.  Provided that no Event of Default then exists, commencing and effective from and after the date that is five (5) years after the Effective Date, Tenant shall have a right of first refusal (the “Right of First Refusal”) to purchase the Property from Landlord pursuant to the terms of this Section 47. The Right of First Refusal is subject to the following terms and conditions:

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A.	If Landlord receives a bona fide written offer from a third party to purchase the Property, and Landlord desires to accept such offer, Landlord shall give Tenant written notice thereof, stating the purchase price of such offer and any extraordinary credits set forth in the offer other than for customary prorations and adjustments (the “Landlord's Notice”). Tenant shall have fifteen (15) business days after receipt of the Landlord’s Notice (the “Exercise Period”) to elect to waive its Right of First Refusal with respect to such offer or to purchase the Property at the purchase price set forth in the Landlord’s Notice (the “Offer Price”) by delivering to Landlord a written notice of its election (“Tenant's Purchase Election”). In the event Tenant does not deliver a Tenant’s Purchase Election prior to the expiration of the Exercise Period, Tenant shall be deemed to have waived its Right of First Refusal to purchase the Property under the terms of Landlord's Notice.
B.	Upon Landlord's receipt of Tenant's Purchase Election, the parties shall negotiate reasonably and in good faith for a period of thirty (30) days (the "Negotiation Period") in order to finalize and execute a mutually acceptable purchase and sale agreement setting forth such terms (the "Contract"). In the event a Contract is not executed by the parties prior to the expiration of the Negotiation Period, then Tenant shall be deemed to have waived the Right of First Refusal to purchase the Property under the terms of Landlord's Notice and Landlord shall thereafter have the right to enter into a purchase and sale agreement with a third party for the Property for a purchase price of not less than ninety percent (90%) of the Offer Price, subject to Section 47.C, and consummate the sale of the Property pursuant thereto.
C.	In the event that Tenant declines or waives (or is deemed to have waived) its Right of First Refusal to purchase the Property pursuant to this Section 47, Landlord shall have the right to sell the Property to any third party and Tenant shall not have a further Right of First Refusal unless (i) the purchase price for such sale is less than ninety percent (90%) of the Offer Price, or (ii) if the Property does not sell within twelve (12) months of the expiration of the later of the Exercise Period and the Negotiation Period, this provision shall not be terminated and Tenant shall have the first right of refusal on any subsequent offers to purchase.
D.	Notwithstanding anything in this Section 47 to the contrary, in no event shall the Right of First Refusal apply to (i) any Remedial Action or (ii) the sale of the Property in connection with the sale of one or more other properties owned by Landlord or any of its Affiliates.
48.Force Majeure.  Notwithstanding anything to the contrary contained in this Lease, in the event that either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of strikes, lockouts, unforeseeable widespread inability to obtain materials, failure of power, reasonably unforeseeable disease outbreaks or other public health emergencies where the Premises are located (e.g. epidemics, pandemics, quarantines), reasonably unforeseeable restrictive governmental laws or regulations not in place as of the date hereof, civil unrest, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay so long as such party claiming force majeure gives notice of such force majeure event within thirty (30) days of the occurrence thereof.  The foregoing is inapplicable to Rent or any other monetary obligations

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hereunder (including, for the avoidance of doubt, any obligation that can be satisfied by the payment of a liquidated sum).  In the event that any such delay in the performance of any act or obligation of Tenant described in this Section 48 exceeds one hundred eighty (180) days in the aggregate (with respect to such individual delay), then may (but shall not be required to), upon thirty (30) days’ prior written notice from Landlord to Tenant, perform such act or obligation on Tenant’s behalf and bill Tenant the reasonable cost thereof, together with a 10% administrative fee, as Additional Rent, in which event Tenant’s failure to pay such amount within thirty (30) days after written notice thereof (together with reasonable supporting documentation) shall constitute an Event of Default.

[Signatures on following page]

3948937-12 13194.123000

IT WITNESS WHEREOF, the undersigned have executed this Lease Agreement effective as of the date first written above.

LANDLORD:

CTDASC001 LLC,

a Delaware limited liability company

By:Name: Michael ReiterTitle: Authorized Representative

3948937-12 13194.123000

TENANT:

CITI TRENDS, INC.,

a Delaware corporation

By:Name:Title:

3948937-12 13194.123000

EXHIBIT A
TO
LEASE AGREEMENT

Base Rent Schedule

Lease Year	Annual Base Rent	Monthly Base Rent
Initial Term
1	$3,243,951.97	$270,329.33
2	$3,308,831.01	$275,735.92
3	$3,375,007.63	$281,250.64
4	$3,442,507.78	$286,875.65
5	$3,511,357.94	$292,613.16
6	$3,581,585.09	$298,465.42
7	$3,653,216.79	$304,434.73
8	$3,726,281.13	$310,523.43
9	$3,800,806.75	$316,733.90
10	$3,876,822.89	$323,068.57
11	$3,954,359.35	$329,529.95
12	$4,033,446.53	$336,120.54
13	$4,114,115.46	$342,842.96
14	$4,196,397.77	$349,699.81
15	$4,280,325.73	$356,693.81
16	$4,365,932.24	$363,827.69
17	$4,453,250.88	$371,104.24
18	$4,542,315.90	$378,526.32
19	$4,633,162.22	$386,096.85
20	$4,725,825.46	$393,818.79
Renewal Term
21	$4,820,341.97	$401,695.16
22	$4,916,748.81	$409,729.07
23	$5,015,083.79	$417,923.65
24	$5,115,385.47	$426,282.12
25	$5,217,693.18	$434,807.76
26	$5,322,047.04	$443,503.92
27	$5,428,487.98	$452,374.00
28	$5,537,057.74	$461,421.48
29	$5,647,796.90	$470,649.91
30	$5,760,752.84	$480,062.74
31	$5,875,967.90	$489,663.99
32	$5,993,487.26	$499,457.27
33	$6,113,357.01	$509,446.42
34	$6,235,624.15	$519,635.35
35	$6,360,336.63	$530,028.05

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EXHIBIT B-1
TO
LEASE AGREEMENT

PREMISES

Address: 1701 North Governor Williams Highway (Business HWY 52), Darlington, South Carolina 29540

Square Footage of Building: 530,520

Legal Description:

Beginning at a 5/8" rod at the intersection of the Northern right of way of road S-16-177 and the Western right of way of CSX Transportation, thence turning and proceeding along the Northern right of way of road S-16-177 the following courses and distances: in a direction of S 76°23'50" W for a distance of 355.09' to a 5/8" rod and then in a direction of N 13°37'25" W for a distance of 17.98' to a 5/8" rod, and then in a direction of S 76°09'46" W for a distance of 31.95' to a 5/8" rod, and then in a direction of S 13°33'47" E for a distance of 17.90' to a 5/8" rod, and then in a direction of S 76°22'50" W for a distance of 1148.89' to a 1" pipe; thence turning and proceeding along a line that connects the Northern right of way of road S-16-177 to the Eastern right of way of U.S. Highway #52 in a direction of N 56°10'39" W for a distance of 68.30' to a 1/2" rod; thence turning and proceeding along the Eastern right of way of U.S. Highway #52 in a direction of N 14°06'21" W for a distance of 2236.97' to a 1/2" rod; thence turning and proceeding along property of Motie G. Brown in a direction of N 77°23'09" E for a distance of 395.34' to a 1" angle iron; thence turning and proceeding the following courses and distances along property of City of Darlington, SC in a direction of S 14°04'10" E for a distance of 150.26' to a 1" angle iron, and then in a direction of N 77°23'08" E for a distance of 450.21' to a 1" angle iron, and then in a direction of N 14°06'27" W for a distance of 183.36' to a 1/2" rod; thence turning and proceeding the following courses and distances along property of Rhett W. Gleason in a direction of N 77°31'14" E for a distance of 1150.68' to a 5/8" rod, and then in a direction of S 01°09'47" W for a distance of 385.18' to a 5/8" rod, and then in a direction of S 02°19'16" E for a distance of 1245.62' to a 5/8" rod, and then in a direction of S 88°52'52" E for a distance of 125.00' to a 5/8" rebar; thence turning and proceeding along the Western right of way of CSX Transportation in a direction of S 01°07'41" W for a distance of 679.26' to a 5/8" rod, this being the Point of Beginning, this parcel contains 91.27 acres (3,975,528 sq. ft.).

Being the same property conveyed to Citi Trends, Inc., a Delaware corporation (by virtue of Special Warranty Deed from Sara Lee Corporation, dated October 18, 2005, recorded October 24, 2005, in Book 1040, Page 9769, Darlington County, South Carolina).

TMS No. TMS No. 143-00-02-052

Less and Excepting the land conveyed to the South Carolina Department of Transportation by Deed Book 1057, Page 6604.  This being a portion of the property acquired from Sara Lee Corporation, a Maryland Corporation, by Deed dated October 18, 2005, and recorded October 24, 2005, in Deed Book 1040, Page 9769 in the records for Darlington County and shown as Tax Map Number 143-00-02-052.

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EXHIBIT C
TO
LEASE AGREEMENT

GENERAL REQUIREMENTS AND CONDITIONS

All provisions of this Exhibit are expressly subject to the provisions in the Lease above governing any work performed by Tenant (or an Affiliate of Tenant, as the case may be) on its own behalf, including Alterations or any casualty or condemnation restoration (“Tenant’s Work”).  In the event of any conflict between the Lease and this Exhibit, the Lease shall control.

Tenant’s Work will be performed by Tenant in substantial accordance with final Plans approved by Landlord (where such approval is provided for in the Lease). Tenant’s General Contractor(s) shall secure and pay for all necessary permits, inspections, certificates, legal approvals, certificates of occupancy and/or fees required by Law and/or utility companies with respect to Tenant’s Work.

A.General Requirements

1.

All Tenant’s Work shall be completed in a good and workmanlike manner and in accordance with the Plans as approved by Landlord, the terms of the General Construction Contract and the budget applicable to such Tenant’s Work.

2.

Tenant and Tenant’s General Contractor shall provide all insurance required by the Lease, or as is otherwise maintained in the ordinary course by prudent and reputable contractors and/or property owners, prior to the start of any construction work within the Premises.  Landlord to be named as Additional Insured and Landlord Mortgagee to be named as Mortgagee in all such insurance.

3.

Tenant shall, at all times, keep or cause to be kept the Premises and the surrounding area outside of the Premises free from accumulations of waste materials and/or rubbish caused by it or its contractors’ employees or workers. Tenant and/or its contractors shall provide dumpsters and maintenance of said dumpsters during the construction period in a secure, neat and orderly condition and shall remove and empty the same on a regular basis to avoid unsightly, obstructive or hazardous accumulations or conditions.

B.Construction Procedures

1.

When submitting construction Plans (preliminary, completed or final), Tenant or Tenant’s appointed representative shall issue Tenant’s Plans and supporting documents electronically via emails to Landlord’s construction coordinator.

2.

Once the applicable Plans are approved by Landlord, except for (A) changes required by governmental authorities having jurisdiction over the Premises or (B) interior changes requested by Tenant, and in each case which would not lessen the value of the Premises, Tenant shall not amend, modify or supplement the applicable General Construction Contract in any respect, except pursuant to change orders

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approved by Landlord, and shall not attempt to terminate, whether by legal proceedings or otherwise, the applicable General Construction Contract without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

3.

Not later than ninety (90) days after the Final Completion of the applicable Tenant’s Work, Tenant shall deliver or cause to be delivered to Landlord (with a copy to Landlord’s consultant) each of the following (1) a certificate addressed to Landlord, signed by a duly authorized officer of Tenant and the applicable Architect or General Contractor (but only if such General Contractor is a design-builder for the applicable Tenant’s Work), stating that the Tenant’s Work (and any equipment therein) including all “punch list” items have been completed and installed in accordance with the applicable Plans therefor; (2) a complete release of liens for the Premises signed by the General Contractor and all subcontractors of the Tenant’s Work and Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises; (3) evidence of receipt of a certificate of occupancy, if available, or comparable instruments, by all governmental authorities whose approval is required of the applicable completed Tenant’s Work for the occupancy thereof and the intended uses thereof; (4) if applicable, a volume containing all warranties and indemnities from the applicable General Contractor or manufacturer for the applicable Tenant’s Work or equipment therein (excepting therefrom any of Tenant’s Personal Property), each of which shall be enforceable by Landlord and all in customary form for the jurisdiction in which the Premises is situated; (5) final as-built Plans and, in the event that the Tenant’s Work has modified the footprint of the Building, an as-built ALTA-ACSM Land Title Survey for the Premises indicating the applicable Tenant’s Work thereon, together with a surveyor’s certification in a customary form as reasonably satisfactory to Landlord; and (6) a title commitment dated no earlier than the date that is thirty (30) days after Final Completion and which title commitment shall not disclose any mechanics’ liens affecting the Property, except that with respect to any bona fide dispute with the applicable General Contractor or any such subcontractor that has resulted in a lien, Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises.

4.

Tenant hereby agrees to indemnify, save harmless, pay, protect and defend Landlord from and against any and all liabilities, losses, damages, penalties, costs, expenses (including Landlord’s reasonable counsel fees and costs of suit), causes of action, suits, claims, demands or judgments of any nature whatsoever under this Lease or Landlord’s ownership of the Premises arising from or in connection with (a) any General Construction Contract, if any, and any and all construction contracts or architect’s agreement or resulting from the failure of Tenant to discharge Tenant’s obligations thereunder or resulting from the failure of Tenant to perform its obligations under this Lease with respect to any instance of Tenant’s Work, and (b) construction and completion of Tenant’s Work, whether by reason of any act or omission of Tenant, the General Contractor, Architect or by any other

3948937-12 13194.123000

contractor, subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable, except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Representatives.

5.	Tenant’s Work shall comply in all respects with applicable Law.

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EXHIBIT D
TO
LEASE AGREEMENT

FORM ESTOPPEL CERTIFICATE
ESTOPPEL CERTIFICATE

This ESTOPPEL CERTIFICATE (this “Estoppel”) is made as of ______________, by [   ], a [  ] (“Tenant”), based upon the following facts and understandings of Tenant:

RECITALS

A.

Tenant is the tenant under that certain Lease Agreement (the “Lease”), dated as of _______________, 20___, between Tenant and [OSREC ENTITY], a Delaware limited liability company, as landlord (“Landlord”) of certain real property commonly known as _______________, and as more particularly described in the Lease (the “Property”).

B.	Landlord has requested that Tenant provide this Estoppel pursuant to Section 27 of the Lease.
C.

[IF APPLICABLE] Landlord has agreed to convey the Property to _____________, a ______________ (“Purchaser”).  As a condition to Purchaser purchasing the Property, Purchaser has required that Tenant furnish certain assurances to, and make certain agreements with, Purchaser, as set forth below.

D.

[IF APPLICABLE] [Landlord] [Purchaser], as borrower or as co-borrower with one or more other co-borrower(s), has applied to __________________, a ______________ (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, encumbering the Property.  As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.

E.	Capitalized terms used but not otherwise defined herein shall have the definitions given such terms pursuant to the terms of the Lease.

THEREFORE, [as a material inducement to Lender to make the Loan and Purchaser to purchase the Property], Tenant warrants and represents to, and agrees with, Landlord [Lender] and [Purchaser] as follows:

1.	ESTOPPEL.

Tenant warrants and represents to Landlord [Lender] and [Purchaser], as of the date hereof, that:

1.1

Agreements Effective.  Attached hereto as Exhibit A is a true, complete and accurate copy of the Lease. The Lease has been duly executed and delivered by Tenant and is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are attached on Exhibit A attached hereto and made a part hereof. There are no other promises, agreements, understandings

3948937-12 13194.123000

or commitments between Landlord and Tenant relating to the Property, and Tenant has not given Landlord any notice of termination under the Lease.

1.2

Possession.  Except as set forth in Exhibit B attached hereto and made a part hereof, Tenant is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and the Property is in compliance with the Lease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to Tenant from Landlord under the Lease, except __________________________________________________.

1.3

Base Rent.  The current monthly Base Rent under the Lease is $__________, subject to any escalation and/or Additional Rent charges provided in the Lease, and such Base Rent is current as of the date hereof.

1.4	Additional Rent. The current monthly Additional Rent payable to Landlord under the Lease is $__________, and such Additional Rent is current within thirty (30) days as of the date hereof.
1.5	Rental Payment Commencement Date. The Base Rent stated in Section 1.3 above began on _______________, 20___.
1.6	Rentable Area. The rentable area of the Building located upon the Premises is __________ square feet.
1.7	Commencement Date. The Term of the Lease commenced on _______________, 20___.
1.8	Expiration Date. The Term of the Lease will expire on _______________ (unless sooner terminated or extended in accordance with the Lease).
1.9	Options to Renew or Extend. Tenant has no option to renew or extend the Term of the Lease, except as follows: ____________________ (if none, write “None”).
1.10

No Default.  There exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Agreements by Tenant or, to Tenant’s actual knowledge, Landlord, except as follows: __________________(if none, write “None”).  Tenant has no existing claims, defenses or offsets against Rent due or to become due under the Lease, except as follows: __________________(if none, write “None”).

1.11

Entire Agreement.  The Agreements constitute the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease, except as follows: __________________(if none, write “None”).

3948937-12 13194.123000

1.12

No Deposits or Prepaid Rent.  No deposits, including security deposits, or prepayments of Rent have been made in connection with the Lease. None of the Rent has been paid more than one (1) month in advance.

1.13	No Purchase Option or Preferential Right to Purchase. Except as set forth in Section 47 of the Lease, Tenant does not have any option or preferential right to purchase all or any part of the Property.
1.14	Authority. The undersigned representatives of Tenant are each duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.
1.15	Financial Condition; Bankruptcy. There are no voluntary or involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

2.HEIRS, SUCCESSORS AND ASSIGNS.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.  Whenever necessary or appropriate to give logical meaning to a provision of this Estoppel, the term “Landlord” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

[Signature Page to Follow]

3948937-12 13194.123000

IN WITNESS WHEREOF, Tenant has executed this instrument as of the date first listed above.

TENANT:

[____________________________],
a [___________________________]

By:Name:Title:

3948937-12 13194.123000

EXHIBIT A
TO ESTOPPEL CERTIFICATE

LEASE AND AMENDMENTS (IF ANY)

[Attached]

3948937-12 13194.123000

EXHIBIT B
TO ESTOPPEL CERTIFICATE

SUBLEASES (IF ANY)

[Attached]

3948937-12 13194.123000

EXHIBIT E
TO
LEASE AGREEMENT

FORM OF MEMORANDUM OF LEASE

PREPARED BY AND AFTER

RECORDING RETURN TO:

Citi Trends, Inc.

104 Coleman Blvd.

Savannah, Georgia 31408

TMS No. 143-00-02-052

MEMORANDUM OF LEASE AGREEMENT

THIS MEMORANDUM OF LEASE AGREEMENT (this “Memorandum”) is made as of this ____ day of April, 2022 (the “Effective Date”), by and between CTDASC001 LLC, a Delaware limited liability company (“Landlord”), having an address of c/o Oak Street Real Estate Capital, LLC, 30 N. LaSalle, Suite 4140, Chicago, Illinois 60602, and CITI TRENDS, INC., a Delaware corporation (“Tenant”), having an address of 104 Coleman Blvd., Savannah, Georgia  31408.

1.Memorandum of Lease of Premises.  This Memorandum is recorded in connection with, and as evidence of, that certain Lease Agreement (the “Lease”) dated as of April _________, 2022, as may be amended from time to time, by and between Landlord and Tenant for that certain real property and the improvements thereon described on Exhibit A attached hereto and made a part hereof (the “Premises”).  The Lease is incorporated by reference into this Memorandum.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease.

2.Lease Term and Certain Other Provisions.  The initial Term of the Lease commenced on the Effective Date of this Memorandum and expires on April 30, 2042. Tenant has six (6) options to extend the initial Term of the Lease pursuant to the applicable provisions thereof for an additional term of five (5) years each.

3.Purpose of Memorandum; Conflicting Provisions.  The purpose of this Memorandum is to make the Lease a matter of public record.  If a provision of this Memorandum conflicts with a provision in the Lease, the provision in the Lease will control.

4.Counterparts.  This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which, taken together, shall constitute one and the same instrument.  The signature of a party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

5.Termination. Upon expiration or termination of the Lease, Tenant agrees to execute any and all documents required to discharge this Memorandum.

3948937-12 13194.123000

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease Agreement as of the day and year first above written.

LANDLORD

Signed, sealed and delivered

In the presence of:

CTDASC001 LLC, a Delaware
limited liability company

_________________________________

Witness

Print Name: _______________________By: _______________________________

      Michael Reiter

      Its Authorized Representative

_________________________________

Witness

Print Name: _______________________

STATE OF _________________)

 )      ACKNOWLEDGMENT

COUNTY OF ________________          )          under SC Code Sec. 30-5-30 (C)

I, the undersigned Notary Public, do hereby certify that Michael Reiter, as Authorized Representative of CTDASC001 LLC, a Delaware limited liability company, appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and seal this ___ day of April, 2022.

_____________________________________

Notary Public for the State of _____________

My commission expires: __________

[NOTARY SEAL]

[Signatures Continue on Following Page]

3948937-12 13194.123000

TENANT

Signed, sealed and delivered

in the presence of:

CITI TRENDS, INC., a Delaware corporation

_________________________________

Witness

Print Name: _______________________By: _______________________________

Name: _________________________

Title: __________________________

_________________________________

Witness

Print Name: _______________________

STATE OF GEORGIA )

    )      ACKNOWLEDGMENT

COUNTY OF CHATHAM ) under SC Code Sec. 30-5-30 (C)

I, the undersigned Notary Public, do hereby certify that __________________________, as ___________________________ of Citi Trends, Inc., a Delaware corporation, appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS my hand and seal this ___ day of     April, 2022.

_________________________________________

Notary Public for the State of Georgia

My commission expires: ____________

[NOTARY SEAL]

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EXHIBIT A
Legal Description of Premises

Beginning at a 5/8" rod at the intersection of the Northern right of way of road S-16-177 and the Western right of way of CSX Transportation, thence turning and proceeding along the Northern right of way of road S-16-177 the following courses and distances: in a direction of S 76°23'50" W for a distance of 355.09' to a 5/8" rod and then in a direction of N 13°37'25" W for a distance of 17.98' to a 5/8" rod, and then in a direction of S 76°09'46" W for a distance of 31.95' to a 5/8" rod, and then in a direction of S 13°33'47" E for a distance of 17.90' to a 5/8" rod, and then in a direction of S 76°22'50" W for a distance of 1148.89' to a 1" pipe; thence turning and proceeding along a line that connects the Northern right of way of road S-16-177 to the Eastern right of way of U.S. Highway #52 in a direction of N 56°10'39" W for a distance of 68.30' to a 1/2" rod; thence turning and proceeding along the Eastern right of way of U.S. Highway #52 in a direction of N 14°06'21" W for a distance of 2236.97' to a 1/2" rod; thence turning and proceeding along property of Motie G. Brown in a direction of N 77°23'09" E for a distance of 395.34' to a 1" angle iron; thence turning and proceeding the following courses and distances along property of City of Darlington, SC in a direction of S 14°04'10" E for a distance of 150.26' to a 1" angle iron, and then in a direction of N 77°23'08" E for a distance of 450.21' to a 1" angle iron, and then in a direction of N 14°06'27" W for a distance of 183.36' to a 1/2" rod; thence turning and proceeding the following courses and distances along property of Rhett W. Gleason in a direction of N 77°31'14" E for a distance of 1150.68' to a 5/8" rod, and then in a direction of S 01°09'47" W for a distance of 385.18' to a 5/8" rod, and then in a direction of S 02°19'16" E for a distance of 1245.62' to a 5/8" rod, and then in a direction of S 88°52'52" E for a distance of 125.00' to a 5/8" rebar; thence turning and proceeding along the Western right of way of CSX Transportation in a direction of S 01°07'41" W for a distance of 679.26' to a 5/8" rod, this being the Point of Beginning, this parcel contains 91.27 acres (3,975,528 sq. ft.).

Being the same property conveyed to Citi Trends, Inc., a Delaware corporation (by virtue of Special Warranty Deed from Sara Lee Corporation, dated October 18, 2005, recorded October 24, 2005, in Book 1040, Page 9769, Darlington County, South Carolina).

TMS No. TMS No. 143-00-02-052

Less and Excepting the land conveyed to the South Carolina Department of Transportation by Deed Book 1057, Page 6604.  This being a portion of the property acquired from Sara Lee Corporation, a Maryland Corporation, by Deed dated October 18, 2005, and recorded October 24, 2005, in Deed Book 1040, Page 9769 in the records for Darlington County and shown as Tax Map Number 143-00-02-052.

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EXHIBIT F
TO
LEASE AGREEMENT

FORM OF SNDA

WHEN RECORDED RETURN TO:

Akerman LLP
71 South Wacker Drive, 47th Floor
Chicago, Illinoi 60606
Attn: Joel V. Sestito, Esq.

Space above this line for recorder’s use only

SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made this ____ day of ___________, 2022, by and among TEXAS CAPITAL BANK, a Texas state bank, as administrative agent (in such capacity together with its successors and assigns, “Administrative Agent”) for itself and such other lenders as may exist from time to time (the “Lenders”), CITI TRENDS, INC., a Delaware corporation (“Tenant”), CTDASC001 LLC, a Delaware limited liability company (“Borrower”).

WHEREAS, Administrative Agent is the owner and holder of (i) a certain deed of trust or mortgage (as the same may have been or may be from time to time renewed, extended, amended or supplemented, the “Security Instrument”), dated _________________, recorded or to be recorded in the real property records of Darlington County, South Carolina, covering the real property described in Exhibit A and the buildings and improvements thereon (the “Property”) securing the payment of the promissory note or promissory notes referenced therein and evidencing that certain loan (the “Loan”) from the Lenders to Borrower.

WHEREAS, Tenant and Borrower have entered into a certain [Lease Agreement] dated _________________, 2022, by and between Borrower, as lessor, and Tenant, as lessee, covering certain property (the “Leased Premises”) consisting of the Property (as amended, restated, supplemented or modified from time to time, the “Lease”).

WHEREAS, Tenant, Borrower and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein

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contained, Administrative Agent, Borrower and Tenant hereby agree and covenant as follows:

1.Subordination.  The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to lien of the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument.  Notwithstanding the foregoing, Landlord and Tenant's rights and obligations relating to casualty insurance proceeds, eminent domain proceedings, and the restoration of the building after a casualty or taking are not expanded, enlarged, altered, affected, or diminished by this Agreement.
2.Non-Disturbance.  So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) under the Lease, (ii) the Lease is in full force and effect, and (iii) Tenant attorns to Administrative Agent or a purchaser of the Property as provided in Paragraph 3, then (a) Tenant’s possession, occupancy, use and quiet enjoyment of the Leased Premises under the Lease, shall not be terminated, disturbed, diminished or interfered with by Administrative Agent or any Lender in the exercise of any of their respective rights under the Security Instrument, (b) unless required by applicable laws, Administrative Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Security Instrument, and (c) the sale of the Property pursuant to the exercise of any rights and remedies under the Security Instrument or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.
3.Attornment.  If Administrative Agent shall become the owner of the Property or the Property shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Property shall be conveyed by deed in lieu of foreclosure (any of the foregoing, a “Foreclosure Transfer”), the Lease shall continue in full force and effect as a direct Lease between Administrative Agent or other transferee of the Property (the “Foreclosure Transferee”), who shall succeed to the rights and duties of Borrower, and Tenant.  In such event, Tenant shall attorn to the Foreclosure Transferee upon any such occurrence and shall recognize the Foreclosure Transferee as the landlord under the Lease.  Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto.  Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of the Foreclosure Transferee any instrument which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such Foreclosure Transfer, to evidence such attornment, which instrument shall be in form and content reasonably acceptable to Tenant.  Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to adversely affect the Lease and the obligations of Tenant thereunder as a result of any such Foreclosure Transfer.
4.Acknowledgement and Agreement by Tenant.  Tenant acknowledges and agrees that:

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aThe existence of the Security Instrument and the agreements evidencing and securing the Loan have been disclosed to it to the extent set forth in this Agreement;
bWithout limiting Section 5(d) below, from and after the date hereof, no material modification or amendment of the Lease shall be effective as to Lenders, Administrative Agent, or Foreclosure Transferee without the prior written consent of Administrative Agent;
cIt has notice that all of Borrower's rights under the Lease and the rent and all other sums due under the Lease have been assigned or are to be assigned to Administrative Agent as security for the Loan secured by the Security Instrument;
dWithout Administrative Agent’s prior written consent, Tenant shall not deliver or pay to Borrower any rent due under the Lease more than one (1) month in advance of the time when the same is due under the terms of the Lease; and
eThis Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.
5.Obligations and Remedies.  If a Foreclosure Transfer occurs, the Foreclosure Transferee shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) under the Lease that Borrower had or would have had if the Foreclosure Transferee had not succeeded to the interest of Borrower.  Upon attornment by Tenant as provided herein, the Foreclosure Transferee shall be bound to Tenant under all the terms of the Lease; provided, however, the Foreclosure Transferee shall not be liable or bound to Tenant:
afor any act or omission of any prior landlord (including Borrower) except for those offsets set forth in the Lease, those offsets which arise in connection with a breach continuing after Foreclosure Transferee acquires its interest in the Lease, and those offsets which arise in connection with a breach of which Administrative Agent has been given notice and the opportunity to cure in accordance with the terms of this Agreement; or
bfor any offsets or defenses which the Tenant might be entitled to assert against Borrower except for those offsets set forth in the Lease, those offsets which arise in connection with a breach continuing after Foreclosure Transferee acquires its interest in the Lease, and those offsets which arise in connection with a breach of which Administrative Agent has been given notice and the opportunity to cure in accordance with the terms of this Agreement; or
cfor or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Borrower); or
dby any amendment or modification of the Lease made without Administrative Agent’s consent that (i) results in a reduction of rent or other sums due and

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payable pursuant to the Lease (ii) modifies any operating covenant of Tenant in the Lease, (iii) reduces the term of the Lease, (iv) terminates the Lease, (v) modifies the terms of the Lease regarding surrendering possession of the Leased Premises, (vi) provides for payment of rent more than one month in advance, (vii) modifies the permitted uses under the Lease or (viii) modifies the provisions regarding Tenant’s obligation to comply with all laws (including environmental laws) or (ix) materially increases Landlord’s or decreases Tenant’s obligations under the Lease; or
efor any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Borrower) unless such deposit is actually paid over to Administrative Agent or such purchaser by the prior landlord; or
ffor the construction of any improvements or payment of any tenant finish allowance required of Borrower under the Lease in the event Foreclosure Transferee acquires title to the Property prior to full completion and acceptance by Tenant of improvements required under the Lease or payment of any such tenant finish allowance; provided, however, such lack of liability on the part of Administrative Agent or such purchaser pursuant to this subparagraph shall not affect Tenant’s rights of self-help and offset or termination described in the Lease in the event of such failure to complete such improvements or pay such tenant finish allowance as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement.  Notwithstanding the foregoing, Borrower has approved certain capital improvements defined as “Renovations” in the Lease, and Tenant shall not be required to seek additional consent to such Renovations or prevented from completing the same; or
gfor the payment of any leasing commissions or other expenses for which any prior landlord (including Borrower) incurred the obligation to pay, except as disclosed within the Lease or subsequently approved in writing by Administrative Agent.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership, except to the extent set forth in Section 5(a).

6.No Abridgment.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Borrower under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default under the Lease.
7.Notices of Default to Administrative Agent.  Tenant agrees to give Administrative Agent a copy of any default notice sent by Tenant under the Lease to Borrower.
8.Representations by Tenant.  Tenant represents and warrants to Administrative Agent and the Lenders that (i) Tenant has validly executed the Lease; (ii) the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; (iii) the Lease has not been amended except as stated herein; (iv) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (v) to its actual knowledge, without investigation, there are no

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defaults existing under the Lease; (vi) to its actual knowledge, without investigation, Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease; (vii) the term of the Lease has commenced; (viii) all conditions required under the Lease that could have been satisfied as of the date hereof have been satisfied; (ix) the Lease constitutes the entire rental agreement between the parties with respect to the Property; (x) to its actual knowledge, without investigation, the only persons or entities in possession of the Leased Premises or having any right to possession or use of the Leased Premises (other than the record owner or holders of recorded easements) are those holding under the Lease or under other documents which have been submitted to Administrative Agent; and (ix) Tenant has no right or interest in or under any contract, option or agreement (other than as shown in the Lease or in any documents submitted to Administrative Agent) involving the sale or transfer of the Property.
9.Rent Payment.  If a Foreclosure Transfer occurs, Tenant agrees to pay all rents directly to the Foreclosure Transferee in accordance with the Lease immediately upon notice of the Foreclosure Transferee succeeding to Borrower’s interest under the Lease.  Tenant further agrees to pay all rents directly to Administrative Agent immediately upon notice that Administrative Agent is exercising its rights to such rents under the Security Instrument or any other loan documents evidencing the loan from the Lenders to Borrower (collectively, the “Loan Documents”) following a default by Borrower or other applicable party.  Tenant shall be under no obligation to ascertain whether a default by Borrower has occurred under the Security Instrument or any other Loan Documents.  Borrower waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Administrative Agent and agrees that such direct payment to Administrative Agent shall discharge all obligations of Tenant to make such payment to Borrower.
10.Notice of Security Instrument.  To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice.
11.Borrower Defaults.  Tenant agrees with Administrative Agent that effective as of the date of this Agreement:  (i) Tenant shall not take any steps to terminate the Lease for any default by Borrower or any succeeding owner of the Property until after giving Administrative Agent written notice of such default, stating the nature of the default and giving Administrative Agent thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Administrative Agent shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Borrower under the Lease (oral or written) shall not constitute notice to Administrative Agent.
12.Purchase Right.  Any rights of Tenant to purchase the Property pursuant to the Lease, whether pursuant to a right of first refusal, purchase option or otherwise (the “Purchase Right”):   (i) shall be subject to the terms of the Loan Documents (the foregoing shall not imply that Administrative Agent has given its consent to Borrower to or waived its right to approve any such transfer of the Property); provided, however, Administrative Agent shall permit Tenant to pay to

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Administrative Agent all sums outstanding under the Loan Documents and obtain a release of the Loan Documents upon any exercise by Tenant of its Purchase Right, and (ii) the Purchase Right shall be subordinate to the lien of the Security Instrument, but shall survive any Foreclosure Transfer.
13.Liability of Administrative Agent. If Administrative Agent, the Lenders or their respective affiliate is the Foreclosure Transferee,   notwithstanding anything to the contrary contained in the Lease, neither Administrative Agent nor any Lender shall have personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of the landlord in the Property for the payment of money by the landlord in the event of any default or breach by landlord under the Lease, and no other property or assets of Administrative Agent or any Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies.
14.Reserved.
15.Inconsistent Provisions.  This Agreement supersedes any inconsistent provision of the Lease as applied to Lenders, Administrative Agent, and Foreclosure Transferee.
16.Notice.  Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:
To Administrative Agent:	Texas Capital Bank 2000 McKinney, Suite 700 Dallas, Texas 75201 Attention:

To Tenant:Citi Trends, Inc.
104 Coleman Blvd.
Savannah, GA 31408
 Attention: Legal Dept.

To Borrower:

 Attention:

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

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17.No Termination of Lease.  Administrative Agent and Tenant agree that Borrower and Tenant shall not enter into a consensual termination of the Lease without the prior written consent of Administrative Agent; provided, the foregoing shall not affect any rights of Tenant expressly provided under the Lease.
18.Modification.  This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
19.Successor Administrative Agent.  The term “Administrative Agent” as used throughout this Agreement includes any successor or assign of Administrative Agent, any affiliate of Administrative Agent acquiring the Mortgaged Property at foreclosure or by deed-in-lieu of foreclosure, and any holder(s) of any interest in the indebtedness secured by the Security Instrument.
20.Entire Agreement.  This Agreement represents the entire agreement between Administrative Agent and Tenant regarding the subject matter dealt with herein, and it may not be modified, amended or discharged except by written amendment executed by the party against whom enforcement of such modification, amendment or discharge is sought.
21.Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective successors and assigns; provided however, that in the event of the assignment or transfer of the interest of the Administrative Agent, all obligations and liabilities accruing after such assignment or transfer shall be the responsibility of Administrative Agent’s transferee, and further provided that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Administrative Agent, except to an assignee permitted under the Lease, in which case no consent of Administrative Agent shall be required.
22.Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.
23.Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.
24.Counterparts.  This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

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25.Choice of Law; Venue.  THIS AGREEMENT AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BREACH HEREOF, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER DISPUTE BETWEEN OR AMONG THE PARTIES HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND INTERPRETED PURSUANT TO THE LAWS OF THE STATE WHERE THE LEASED PREMISES IS LOCATED; PROVIDED THAT ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.

ADMINISTRATIVE AGENT, BORROWER AND TENANT HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE COUNTY AND STATE WHERE THE LEASED PREMISES IS LOCATED. BORROWER AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT/THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT/THEY MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 16 HEREOF.

26.WAIVER OF JURY TRIAL.  THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. ADMINISTRATIVE AGENT, BORROWER AND TENANT AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF ADMINISTRATIVE AGENT, BORROWER OR TENANT OR ANY OF THEIR AGENTS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

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PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
27.Landlord’s Consent and Approval.  Landlord hereby consents to and approves the terms of this Agreement, including, without limitation, the provisions of paragraphs 4(c) and 9.

[Remainder of Page Intentionally Left Blank - Signature Pages Follow]

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ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, a Texas state bank

By:
Name:
Title:

STATE OF    §
§
COUNTY OF ___________§

The foregoing instrument was acknowledged before me this ____ day of _________________, 2022, by ______________________________________________, the ___________________________ of TEXAS CAPITAL BANK, a Texas state bank, on behalf of said entity, who is personally known to me or who has produced ________________________ as identification, and did take an oath.

Notary Public for the State of Texas
Printed Name:
My Commission Expires:

Subordination, Nondisturbance and Attornment Agreement - Signature Page

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TENANT:

CITI TRENDS, INC., a Delaware corporation

By:
Name:
Title:

STATE OF _________§
§
COUNTY OF _________§

The foregoing instrument was acknowledged before me this ____ day of _________________, 20___, by ______________________________________________, the ___________________________ of CITI TRENDS, INC., a Delaware corporation, on behalf of said entity, who is personally known to me or who has produced ________________________ as identification, and did take an oath.

Notary Public for the State of
Printed Name:
My Commission Expires:

Subordination, Nondisturbance and Attornment Agreement - Signature Page

62848156

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BORROWER:

CTDASC001 LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF _________§
§
COUNTY OF _________§

The foregoing instrument was acknowledged before me this ____ day of _________________, 2022, by ______________________________________________, the ___________________________ of CTDASC001 LLC, a Delaware limited liability company, on behalf of said entity, who is personally known to me or who has produced ________________________ as identification, and did take an oath.

Notary Public for the State of
Printed Name:
My Commission Expires:

Subordination, Nondisturbance and Attornment Agreement - Signature Page

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EXHIBIT A

Property

[TO BE ADDED]

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EXHIBIT G

PRIOR ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment, Conestoga-Rovers & Associates, dated January 2006, ref. no. 042648(1)
2.	Phase II Environmental Site Assessment, Conestoga-Rovers & Associates, dated October 18, 2005, ref. no. 042648

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EXHIBIT H

IMMEDIATE REPAIRS

Property	Item	Total Cost
Darlington, SC
	ADA Compliance - Provide signage delineating path from parking spaces to accessible building entrance	$300
	ADA Compliance - Provide signage for wheelchair-accessible facilities	$50

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